UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

CROWN RESERVE ACQUISITION CORP. I

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

DATED [*], 2026

LETTER TO SHAREHOLDERS OF

CROWN RESERVE ACQUISITION CORP. I

Conyers Trust Company (Cayman) Limited,

PO Box 2681,

Grand Cayman KY1-1111, Cayman Islands

Dear Shareholders of Crown Reserve Acquisition Corp. I:

You are cordially invited to attend the extraordinary general meeting in lieu of annual meeting (the “Extraordinary General Meeting”) of Crown Reserve Acquisition Corp. I (“we,” “us,” “our” or the “Company”) to be held at 10:00 a.m. (Eastern Time) on December 22, 2026 which will be held at [address] and via live webcast at [*]. The accompanying proxy statement (the “Proxy Statement”) is dated [●], 2026, and is first being mailed to shareholders of the Company on or about [●], 2026. The sole purpose of the Extraordinary General Meeting is to consider and vote upon the following proposals:

Proposal No. 1 — The Extension Amendment Proposal — to amend, by way of special resolution, the Company’s amended and restated memorandum and articles of association (as amended, the “Articles”) as provided by the resolution in the form set forth on Annex A to the accompanying Proxy Statement (the “Extension Amendment” and, such proposal, the “Extension Amendment Proposal”) to amend the date by which the Company must consummate its initial business combination to [*] months from the closing of the Company’s initial public offering (the “Amended Date”), or such earlier date as is determined by our board of directors (the “board”), in its sole discretion, to be in the best interests of the Company (the “Amendment”).

Proposal No. 2 — The Director Proposal — a proposal to re-elect [*] directors to the Company’s board of directors (the “Board”) until such director’s successor is elected and qualified (the “Director Proposal”)

Proposal No. 3 — The Auditor Proposal — to ratify the selection by our Audit Committee of RBSM LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Proposal No. 4 — The Adjournment Proposal — to approve, as an ordinary resolution, the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the foregoing proposals (the “Adjournment Proposal” and, together with the Extension Amendment Proposal, the Director Proposal and the Auditor Proposal, the “Proposals”).

Each of the Proposals is more fully described in the accompanying Proxy Statement. Please take the time to carefully read each of the Proposals in the accompanying Proxy Statement before you vote.

The purpose of the Extension Amendment is to allow us more time to complete an initial business combination. The Articles currently provide that we have until February 10, 2027, the date that is 15 months from the closing of our initial public offering (as automatically extended upon our entry into a definitive agreement for a business combination), or such earlier date as may be determined by our board, to complete our initial business combination. Our board has determined that it is in the best interests of the Company to seek a modification of such language and have our shareholders approve the Extension Amendment Proposal to extend the date by which the Company must consummate a business combination from 15 months to [*] months after the IPO ([*], 2027), or such earlier date as may be determined by our board.

In connection with the Extension Amendment Proposal and contingent upon the effectiveness of the implementation of the Amendment, Public Shareholders (as defined below) will be entitled to elect that their class A ordinary shares issued in the IPO of the Company of a par value of US$0.0001 each (“Public Shares”) be redeemed (the “Election”) for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established for the benefit of the Public Shareholders (the “Trust Account”), including interest earned thereon, less any such interest (and not the principal held in the Trust Account) that has been or may be withdrawn to pay any taxes payable by the Company (a “Permitted Withdrawal”), divided by the number of then outstanding Public Shares. An Election can be made regardless of whether such shareholders vote “FOR” or “AGAINST” the Extension Amendment Proposal and an Election can also be made by holders of Public Shares (the “Public Shareholders”) who do not vote, or do not instruct their broker or bank how to vote, at the Extraordinary General Meeting. Public Shareholders may make an Election regardless of whether they were holders as of the record date so long as they hold Public Shares at the time of the Election. If the Extension Amendment Proposal is approved and the Amendment is implemented, Public Shareholders who do not make the Election would be entitled to have their shares redeemed for cash if we have not completed our initial business combination by the Amended Date or such earlier date as determined by the board, in its sole discretion. In addition, regardless of whether Public Shareholders vote “FOR” or “AGAINST” the Extension Amendment Proposal, or do not vote, or do not instruct their broker or bank how to vote, at the Extraordinary General Meeting, if the Amendment is implemented and a Public Shareholder does not make an Election, they will retain the right to vote on any proposed initial business combination, in the future and the right to redeem their Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of such initial business combination, including interest earned thereon such interest net of any Permitted Withdrawals, divided by the number of then outstanding Public Shares, in the event a proposed business combination is completed.

On March 30, 2026, Crown Reserve Acquisition Corp. I, a Cayman Islands exempted company (“SPAC” or the “Company”), CRAC Merger Sub Inc., a Delaware corporation and a wholly owned direct subsidiary of SPAC (“Merger Sub”), and Carvix, Inc., a Delaware corporation (“Carvix”), entered into a Business Combination Agreement (as amended by the First Amendment to Business Combination Agreement, dated as of August 26, 2026, and the Second Amendment to Business Combination Agreement, dated as of September 23, 2026, the “Business Combination Agreement”). Pursuant to the Business Combination Agreement, among other things, the Company will domesticate as a Delaware corporation and Merger Sub will merge with and into Carvix (the “Merger”), with Carvix surviving as a wholly owned subsidiary of the Company (the Merger, together with the other transactions contemplated by the Business Combination Agreement, the “Transaction”). At the effective time of the Merger (the “Effective Time”), each share of Carvix common stock issued and outstanding immediately prior to the Effective Time (other than dissenting shares and treasury shares) will be cancelled and converted into the right to receive (a) at the Effective Time, 50,000,001 shares of the Company’s common stock (following the domestication), in the aggregate, allocated among Carvix stockholders as set forth in the Business Combination Agreement, and (b) the contingent right to receive earnout consideration in the form of up to 50,000,100 shares of the Company’s common stock, as described below.

During a four-year earnout period covering fiscal years beginning January 1, 2027 (each, a “Payment Year”), certain Carvix equityholders immediately prior to the Effective Time who are identified as Eligible Company Equityholders may earn up to an aggregate of 50,000,100 additional shares of the Company’s common stock (the “Company Earnout Shares”), split equally between (i) an EBITDA component with annual targets of $10.38 million, $14.95 million, $21.84 million and $21.84 million, respectively, and (ii) a revenue component with annual targets of $276.8 million, $351.71 million, $436.88 million and $436.88 million, respectively. The earnout features base annual opportunities for each of Payment Year 1 to 3, “catch-up” mechanics in Payment Year 2 to 4, and a Payment Year 4 true-up within component caps, with equitable anti-dilution adjustments for stock splits and similar changes. In addition, the Sponsor may earn up to 1,000,000 shares of the Company’s common stock per year in Payment Year 1 to 3 (up to 3,000,000 “Sponsor Earnout Shares” in the aggregate) upon achievement of corresponding annual milestones. Any Sponsor Earnout Shares issued will be separate from and in addition to the Company Earnout Shares, and the issuance of any such Sponsor Earnout Shares will not reduce the total number of issuable Company Earnout Shares.

We are not asking you to vote on any proposed business combination, including the Transaction, at this time. In connection with any proposed business combination, we intend to file a separate definitive proxy statement/prospectus pursuant to which we will seek approval of such business combination, among other things, at a separate Extraordinary General Meeting. If the Extension Amendment Proposal is not approved or the Amendment is not implemented and we do not consummate our initial business combination by February 10, 2027, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of Permitted Withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. We urge you to vote at the Extraordinary General Meeting regarding the Extension Amendment Proposal.

Based upon the amount in the Trust Account as of [*], 2026, which was approximately $[*], we anticipate that the per-share price at which Public Shares will be redeemed from cash held in the Trust Account will be approximately $ [*] at the time of the Extraordinary General Meeting (before deduction of taxes payable, if any). The closing price of the Public Shares on the Nasdaq Capital Market (“NASDAQ”) on [*], 2026, the most recent practicable closing price prior to the mailing of the accompanying Proxy Statement, was $[*]. We cannot assure shareholders that they will be able to sell their shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our securities when such shareholders wish to sell their shares.

TO DEMAND REDEMPTION, PRIOR TO 5:00 P.M. EASTERN TIME ON [*], 2026 (TWO BUSINESS DAYS BEFORE THE EXTRAORDINARY GENERAL MEETING), YOU SHOULD ELECT EITHER TO PHYSICALLY TENDER YOUR SHARES (AND/OR DELIVER YOUR SHARE CERTIFICATE(S) (IF ANY) AND OTHER REDEMPTION FORMS) TO VSTOCK TRANSFER, LLC (OUR “TRANSFER AGENT”) OR TO TENDER YOUR SHARES (AND/OR DELIVER YOUR SHARE CERTIFICATE(S) (IF ANY) AND OTHER REDEMPTION FORMS) TO THE TRANSFER AGENT ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT/WITHDRAWAL AT CUSTODIAN), AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. YOU SHOULD ENSURE THAT YOUR BANK OR BROKER COMPLIES WITH THE REQUIREMENTS IDENTIFIED IN THE PROXY STATEMENT.

The Adjournment Proposal, if adopted, will allow our board an ordinary resolution to adjourn the Extraordinary General Meeting to a later date or dates to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the Proposals.

There will be no redemption rights or liquidating distributions with respect to our warrants or rights, which will expire worthless in the event of our winding up. In the event of a liquidation, holders, including Crown Acquisition Sponsor LLC (the “Sponsor”), of our class B ordinary shares of a par value of US$0.0001 each, (the “Founder Shares”), will not receive any monies held in the Trust Account as a result of their ownership of Founder Shares.

Subject to the foregoing, the approval of the Extension Amendment Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of at least a two-thirds (2/3) majority of the votes cast by the holders of the ordinary shares, voting as a single class, who are present in person (including virtually) or represented by proxy and, being entitled to do so, vote thereon at the Extraordinary General Meeting.

Approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of at least a majority of the votes cast by the holders of ordinary shares who are present in person (including virtually) or represented by proxy and, being entitled to do so, vote thereon at the Extraordinary General Meeting. The Auditor Proposal is not required to be approved by ordinary resolution under Cayman Islands law and will be approved by the affirmative vote of a majority of the votes cast by the holders of ordinary shares who are present in person (including virtually) or represented by proxy and, being entitled to do so, vote thereon at the Extraordinary General Meeting.

Pursuant to the Articles, the approval of the Director Proposal requires an ordinary resolution of the holders of the Company’s Founder Shares, being the affirmative vote of the holders of a majority of those Founder Shares as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, at the Extraordinary General Meeting. The holders of Public Shares will have no right to vote on the Director Proposal, in accordance with Article 31.1 of the Articles.

The Adjournment Proposal will only be put forth for a vote if there are not sufficient votes to approve the Extension Amendment Proposal, the Director Proposal or Auditor Proposal at the Extraordinary General Meeting.

Our board has fixed the close of business on November 16, 2026 (the “record date”) as the record date for determining the shareholders entitled to receive notice of and vote at the Extraordinary General Meeting and any adjournment thereof. Only holders of record of the ordinary shares on that date are entitled to have their votes counted at the Extraordinary General Meeting or any adjournment thereof.

We expect that the definitive proxy statement will provide that after careful consideration of all relevant factors, our board has determined that the Proposals including, if presented, the Adjournment Proposal are advisable and recommends that you vote or give instruction to vote “FOR” such proposals.

No other business is proposed to be transacted at the Extraordinary General Meeting.

Enclosed is the Proxy Statement containing detailed information concerning each of the Proposals and the Extraordinary General Meeting. Whether or not you plan to attend the Extraordinary General Meeting, we urge you to read this material carefully and vote your shares.

To appoint a proxy, you must complete, sign, date and return the enclosed proxy card in the accompanying pre-addressed postage paid envelope on or before [*] on [*], 2026.

By Order of the Board of Directors of Crown Reserve Acquisition Corp. I

Prashant Patel Director / Chief Executive Officer

Your vote is very important. Whether or not you plan to attend the Extraordinary General Meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement to make sure that your shares are represented and voted at the Extraordinary General Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Extraordinary General Meeting. The approval of the Extension Amendment Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of at least a two-thirds (2/3) majority of the votes cast by the holders of the issued ordinary shares, voting as a single class, who are present in person (including virtually) or represented by proxy and, being entitled to do so, vote thereon at the Extraordinary General Meeting. Approval of each of the Auditor Proposal and the Adjournment Proposal requires the affirmative vote of at least a majority of the votes cast by the holders of the issued ordinary shares who are present in person (including virtually) or represented by proxy and, being entitled to do so, vote thereon at the Extraordinary General Meeting (which constitutes an ordinary resolution under Cayman Islands law). Approval of the Director Proposal requires an ordinary resolution of the holders of Founder Shares only, and the holders of Public Shares have no right to vote on the Director Proposal, in accordance with Article 31.1 of the Articles. Your failure to vote or instruct your broker or bank how to vote will mean that your ordinary shares will not count towards the quorum requirement for the Extraordinary General Meeting and will not be voted but will otherwise not have any effect on whether the Proposals are approved. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting and will have no effect on the outcome of the vote on the Extension Amendment Proposal, Director Proposal, Auditor Proposal or the Adjournment Proposal.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting to be held on December 22, 2026: This notice of meeting and the accompanying proxy statement are available at [*].

CROWN RESERVE ACQUISITION CORP. I

Conyers Trust Company (Cayman) Limited,

PO Box 2681,

Grand Cayman KY1-1111, Cayman Islands

NOTICE OF AN EXTRAORDINARY GENERAL MEETING IN LIEU OF ANNUAL MEETING TO BE HELD ON DECEMBER 22, 2026

The extraordinary general meeting in lieu of annual meeting (the “Extraordinary General Meeting”) of Crown Reserve Acquisition Corp. I (“we,” “us,” “our” or the “Company”) to be held at 10:00 a.m. (Eastern Time) on December 22, 2026 at [address] and virtually via live webcast at [*]. The sole purpose of the Extraordinary General Meeting is to consider and vote upon the following proposals:

Proposal No. 1 — The Extension Amendment Proposal — to amend, by way of special resolution, the Company’s amended and restated memorandum and articles of association (as amended, the “Articles”) as provided by the resolution in the form set forth on Annex A to the accompanying Proxy Statement (the “Extension Amendment” and, such proposal, the “Extension Amendment Proposal”) to amend the date by which the Company must consummate its initial business combination to [*] months from the closing of the Company’s initial public offering (the “Amended Date”), or such earlier date as is determined by our board of directors (the “board”), in its sole discretion, to be in the best interests of the Company (the “Amendment”).

Proposal No. 2 — The Director Proposal — a proposal to re-elect [*] directors to the Company’s board of directors (the “Board”) until such director’s successor is elected and qualified (the “Director Proposal”)

Proposal No. 3 — The Auditor Proposal — to ratify the selection by our Audit Committee of RBSM LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Proposal No. 4 — The Adjournment Proposal — to approve, as an ordinary resolution, the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the foregoing proposals (the “Adjournment Proposal” and, together with the Extension Amendment Proposal, Director Proposal and the Auditor Proposal, the “Proposals”).

The purpose of the Extension Amendment is to allow us more time to consummate a business combination, including the Transaction (as defined below). The Articles currently provide that we have until February 10, 2027, the date that is 15 months from the consummation of our initial public offering (as automatically extended upon our entry into a definitive agreement for a business combination), or such later date as our shareholders may approve in accordance with the Articles, to complete our initial business combination. Our board has determined that it is in the best interests of the Company to seek a modification of such language and have our shareholders approve the Extension Amendment Proposal to allow the board to extend the date by which the Company has to consummate a business combination from February 10, 2027 to [*], 2027, or such earlier date as may be determined by the board of directors if our board determines such to be in the best interests of our shareholders. Without the Amendment, we would be required to liquidate if we have not completed a business combination by February 10, 2027, even if the board is actively pursuing a business combination. Accordingly, our board believes that obtaining the Amendment will ensure the board is able to act in the best interests of our shareholders.

In connection with the Extension Amendment Proposal, and contingent upon the effectiveness of the implementation of the Amendment, Public Shareholders will be entitled to elect that their Public Shares be redeemed (the “Election”) for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established for the benefit of the Public Shareholders (the “Trust Account”), including interest earned thereon which interest shall be net of Permitted Withdrawals, divided by the number of then outstanding Public Shares. An Election can be made regardless of whether such shareholders vote “FOR” or “AGAINST” the Extension Amendment Proposal and an Election can also be made by holders of Public Shares (the “Public Shareholders”) who do not vote, or do not instruct their broker or bank how to vote, at the Extraordinary General Meeting. Public Shareholders may make an Election regardless of whether they were holders as of the record date so long as they hold Public Shares at the deadline specified to make the Election. If the Extension Amendment Proposal is approved and the Amendment is implemented, Public Shareholders who do not make the Election would be entitled to have their shares redeemed for cash if we have not completed our initial business combination by the Amended Date or such earlier date as determined by the board, in its sole discretion. In addition, regardless of whether Public Shareholders vote “FOR” or “AGAINST” the Extension Amendment Proposal, or do not vote, or do not instruct their broker or bank how to vote, at the Extraordinary General Meeting, if the Amendment is implemented and a Public Shareholder does not make an Election, they will retain the right to vote on any proposed initial business combination, in the future and the right to redeem their Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of such initial business combination, including interest earned thereon which interest shall be net of Permitted Withdrawals, divided by the number of then outstanding Public Shares, in the event a proposed business combination is completed.

We are not asking you to vote on any proposed business combination, including the Transaction, at this time. In connection with any proposed business combination, we intend to file a separate definitive proxy statement/prospectus pursuant to which we will seek approval of such business combination, among other things, at a separate Extraordinary General Meeting. If the Extension Amendment Proposal is not approved or the Amendment is not implemented and we do not consummate our initial business combination by February 10, 2027, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of Permitted Withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. We urge you to vote at the Extraordinary General Meeting regarding the Extension Amendment Proposal. The withdrawal of funds from the Trust Account in connection with the Election will reduce the amount held in the Trust Account following the Election, and the amount remaining in the Trust Account may be only a small fraction of the approximately $[●] that was in the Trust Account as of [●]. In such event, we may need to obtain additional funds to complete an initial business combination, and there can be no assurance that such funds will be available on terms acceptable or at all.

If the Extension Amendment Proposal is not approved or the Amendment is not implemented and we do not complete our initial business combination by February 10, 2027, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of Permitted Withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

There will be no redemption rights or liquidating distributions with respect to our warrants or rights, which will expire worthless in the event of our winding up. In the event of a liquidation, holders, including Crown Acquisition Sponsor LLC (the “Sponsor”), of Founder Shares, will not receive any monies held in the Trust Account as a result of their ownership of Founder Shares.

Based upon the amount in the Trust Account as of [●], which was approximately $[●], we anticipate that the per-share price at which Public Shares will be redeemed from cash held in the Trust Account will be approximately $[●] at the time of the Extraordinary General Meeting (before deduction of taxes payable, if any). The closing price of the Public Shares on NASDAQ on [*], 2026, the most recent practicable closing price prior to the mailing of this Proxy Statement, was $[*]. We cannot assure shareholders that they will be able to sell their shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our securities when such shareholders wish to sell their shares.

Our board has fixed the close of business on November 16, 2026 (the “record date”) as the record date for determining our shareholders entitled to receive notice of and vote at the Extraordinary General Meeting and any adjournment thereof. Only holders of record of the ordinary shares on that date are entitled to have their votes counted at the Extraordinary General Meeting or any adjournment thereof. On the record date of the Extraordinary General Meeting, there were [*] Class A ordinary shares, par value $0.0001 per share, and [*] Class B ordinary shares, par value $0.0001 per share, issued and outstanding. The Founder Shares carry voting rights in connection with the Proposals, and we have been informed by our Sponsor and directors and advisors that hold Founder Shares that they intend to collectively vote all of their Founder Shares in favor of each of the Proposals.

This Proxy Statement contains important information about the Extraordinary General Meeting and the Proposals. Please read it carefully and vote your shares.

We will pay for the entire cost of soliciting proxies. We have engaged [●] to assist in the solicitation of proxies for the Extraordinary General Meeting. We have agreed to pay [●] a fee of $[●]. We will also reimburse [●] for reasonable out-of-pocket expenses and will indemnify [●] and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

This Proxy Statement is dated November [●], 2026 and is first being mailed to shareholders on or about [●], 2026.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. They involve known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these statements. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Proxy Statement, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward- looking. When the Company discusses its strategies or plans, it is making projections, forecasts or forward- looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, the Company’s management. Actual results and shareholders’ value will be affected by a variety of risks and factors, including, without limitation, international, national and local economic conditions, merger, acquisition and business combination risks, financing risks, geo-political risks, acts of terror or war, and those risk factors described under “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K filed with the SEC on March 27, 2026, in this Proxy Statement and in other reports the Company files with the SEC. Many of the risks and factors that will determine these results and shareholders’ value are beyond the Company’s ability to control or predict.

All such forward-looking statements speak only as of the date of this Proxy Statement. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. All subsequent written or oral forward-looking statements attributable to us or persons acting on the Company’s behalf are qualified in their entirety by this “Cautionary Note Regarding Forward — Looking Statements” section.

QUESTIONS AND ANSWERS ABOUT THE EXTRAORDINARY GENERAL MEETING

These Questions and Answers are only summaries of the matters they discuss. They do not contain all of the information that may be important to you. You should carefully read the entire document, including the Annex to this Proxy Statement.

Q:	Why am I receiving this Proxy Statement?

A:	We are a blank check company incorporated on April 29, 2025, as a Cayman Islands exempted company for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On November 10, 2025, we consummated our initial public offering (the “IPO”) of 17,250,000 units (the “units”), including 2,250,000 units issued pursuant to the full exercise of the underwriters’ over-allotment option, at $10.00 per unit, generating gross proceeds of $172,500,000. Each unit consists of one Class A ordinary share, one-half of one redeemable warrant and one right to receive one-fifth (1/5) of one Class A ordinary share upon the consummation of an initial business combination. Simultaneously with the closing of the IPO, we consummated the sale of an aggregate of 375,000 private placement units (the “Private Placement Units”) at a price of $8.00 per Private Placement Unit in a private placement to Crown Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), which purchased 175,000 Private Placement Units, and Polaris Advisory Partners, the representative of the underwriters in the IPO (“Polaris”), which purchased 200,000 Private Placement Units, generating gross proceeds of $3,000,000.

Following the closing of the IPO on November 10, 2025, an aggregate amount of $172,500,000 ($10.00 per unit) from the net proceeds of the sale of the units and the Private Placement Units was placed in the trust account (the “Trust Account”) and held in demand deposit or cash accounts or invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of (i) the completion of a business combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders.

Like many blank check companies, our Articles provide for the return of the funds held in the Trust Account to our Public Shareholders if we do not consummate a business combination on or before a certain date (in our case, February 10, 2027, the date that is 15 months from the closing of the IPO, as automatically extended upon our entry into a definitive agreement for a business combination). On March 30, 2026, the Company, CRAC Merger Sub Inc., a Delaware corporation and a wholly owned direct subsidiary of the Company (“Merger Sub”), and Carvix, Inc., a Delaware corporation (“Carvix”), entered into a Business Combination Agreement (as amended by the First Amendment to Business Combination Agreement, dated as of August 26, 2026, and the Second Amendment to Business Combination Agreement, dated as of September 23, 2026, the “Business Combination Agreement”), pursuant to which, among other things, the Company will domesticate as a Delaware corporation and Merger Sub will merge with and into Carvix, with Carvix surviving as a wholly owned subsidiary of the Company (collectively, the “Transaction”). Our board has determined that it is in the best interests of the Company to amend the Articles to revise the date we have to consummate a business combination to [*] months from the closing of the IPO in order to allow us to complete the proposed Transaction or an alternative business combination, and is submitting the Extension Amendment Proposal described in this proxy statement for the shareholders to vote upon at the Extraordinary General Meeting.

This Extraordinary General Meeting is also held as an extraordinary general meeting in lieu of annual meeting to satisfy the requirement under Nasdaq Listing Rule 5620(a) that the Company hold an annual meeting of shareholders no later than one year after the end of its fiscal year-end. In addition to the proposals described herein, shareholders will have the opportunity at the Extraordinary General Meeting to ask questions regarding the Company’s business, affairs and operations, including questions regarding the Company’s Annual Report on Form 10-K for the period from April 29, 2025 (inception) through December 31, 2025, and the audited financial statements contained therein, which is being mailed to shareholders together with this proxy statement.

Q:	What is being voted on?

A:	You are being asked to vote on:

●	Proposal No. 1 — The Extension Amendment Proposal — to amend, by way of special resolution, the Company’s Articles as provided by the resolution in the form set forth on Annex A to the accompanying Proxy Statement to amend the date by which the Company must consummate its initial business combination to [*] months from the closing of the Company’s initial public offering, or such earlier date as is determined by our board, in its sole discretion, to be in the best interests of the Company;

●	Proposal No. 2 — The Director Proposal — a proposal to re-elect [*] directors to the Company’s board of directors (the “Board”) until such director’s successor is elected and qualified (the “Director Proposal”)

●	Proposal No. 3 — The Auditor Proposal — to ratify the selection by our Audit Committee of RBSM LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

●	Proposal No. 4 — The Adjournment Proposal — to approve, as an ordinary resolution, the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the foregoing proposals (the “Adjournment Proposal” and, together with the Extension Amendment Proposal, the Director Proposal and the Auditor Proposal, the “Proposals”).

We are not asking you to vote on any proposed business combination, including the Transaction, at this time. In connection with any proposed business combination, we intend to file a separate definitive proxy statement/prospectus pursuant to which we will seek approval of the Transaction, among other things, at a separate Extraordinary General Meeting. If the Extension Amendment Proposal is not approved or the Amendment is not implemented and we do not consummate our initial business combination by February 10, 2027, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of Permitted Withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. We urge you to vote at the Extraordinary General Meeting regarding the Extension Amendment Proposal.

If the Extension Amendment Proposal is approved, the approval will constitute consent for us to remove from the Trust Account an amount equal to the aggregate redemption price payable to Public Shareholders who make the Election (the “Withdrawal Amount”) and deliver to the holders of redeemed Public Shares their pro rata portion of the Withdrawal Amount. The remainder of the funds will remain in the Trust Account and will be available for our use in connection with consummating a business combination on or before the Amended Date. The removal of the Withdrawal Amount from the Trust Account in connection with the Election will reduce the amount held in the Trust Account following the Election. We cannot predict the amount that will remain in the Trust Account if the Extension Amendment Proposal is approved and the amount remaining in the Trust Account may be only a small fraction of the approximately $[●] that was in the Trust Account as of [●]. In such event, we may need to obtain additional funds to complete an initial business combination, and there can be no assurance that such funds will be available on terms acceptable or at all.

If the Extension Amendment Proposal is not approved or the Amendment is not implemented and we do not consummate our initial business combination by February 10, 2027, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of Permitted Withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

There will be no redemption rights or liquidating distributions with respect to our warrants or rights, which will expire worthless in the event of our winding up. In the event of a liquidation, holders, including our Sponsor, of Founder Shares will not receive any monies held in the Trust Account as a result of their ownership of Founder Shares.

Q:	Why is the Company proposing the Extension Amendment Proposal?

A:	Our Articles provide for the return of the funds held in the Trust Account to the holders of Public Shares if there is no qualifying business combination(s) consummated on or before February 10, 2027. The purpose of the Extension is to provide the Company more time to complete a business combination, which the Board believes is in the best interests of our shareholders.

Q:	Why should I vote “FOR” the Extension Amendment Proposal?

A:	Our Articles currently provide that we have until February 10, 2027, to complete our initial business combination under its terms. Our Articles provide that if our shareholders approve an amendment to our Articles that would affect the substance or timing of our obligation to redeem all of our Public Shares if we do not complete our initial business combination before February 10, 2027, we will provide our Public Shareholders with the opportunity to redeem all or a portion of their Public Shares upon such approval at a per- share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned thereon which interest shall be net of Permitted Withdrawals, divided by the number of then outstanding Public Shares. We believe that this provision of the Articles was included to protect our shareholders from having to sustain their investments for an unreasonably long period if we failed to find a suitable business combination in the timeframe contemplated by the Articles.

The Extension Amendment Proposal would extend the date by which the Company must undergo a business combination or liquidate from February 10, 2027 to [*], 2027, giving us more flexibility to act in the best interests of our shareholders. If you do not elect to redeem your Public Shares, you will retain the right to vote on any proposed initial business combination, in the future and the right to redeem your Public Shares in connection with such initial business combination.

We expect that our board will recommend in the definitive proxy statement that you vote in favor of the Extension Amendment Proposal.

Q:	Will you seek any further extensions to liquidate the Trust Account?

A:	Other than the Amendment, as of the date of this Proxy Statement, we do not anticipate seeking any further amendments that would extend the date we are required to liquidate the Trust Account, although we may determine to do so in the future, if necessary.

Q:	How does the Board recommend that I vote on the Director Proposal?

A:	We expect that the Board will recommend in the definitive proxy statement that you vote in favor of the Director Proposal, to [*].

Q:	How does the Board recommend that I vote on the Auditor Proposal?

A:	We expect that the Board will recommend in the definitive proxy statement that you vote in favor of the Auditor Proposal, to ratify the selection by our Audit Committee of RBSM LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Q:	Why should I vote “FOR” the Adjournment Proposal?

A:	If the Adjournment Proposal is not approved by our shareholders, our board may not be able to approve an ordinary resolution to adjourn the Extraordinary General Meeting to a later date or dates in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal, the Director Proposal and the Auditor Proposal.

If presented, we expect that our board will recommend in the definitive proxy statement that you vote in favor of the Adjournment Proposal.

Q:	How do the Company insiders intend to vote their shares?

A:	Our Sponsor owns 4,312,500 Founder Shares, representing approximately [18.7]% of our issued and outstanding ordinary shares, and 175,000 Private Placement Units.

The Founder Shares carry voting rights in connection with each of the Proposals, and we have been informed by our Sponsor, directors and executive officers that they intend to vote in favor of each of the Proposals.

In addition, our Sponsor, directors, officers, advisors or any of their affiliates may purchase Public Shares in privately negotiated transactions or in the open market prior to the Extraordinary General Meeting.

However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase Public Shares in such transactions. Any such purchases that are completed after the record date for the Extraordinary General Meeting may include an agreement with a selling shareholder that such shareholder, for so long as it remains the record holder of the shares in question, will vote in favor of each of the Proposals and/or will not exercise its redemption rights with respect to the shares so purchased. The purpose of such share purchases and other transactions would be to increase the likelihood that the Proposals are approved by the requisite number of votes. In the event that such purchases do occur, the purchasers may seek to purchase shares from shareholders who would otherwise have voted against the Proposals and/or elected to redeem their shares for a portion of the Trust Account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the Trust Account. Any Public Shares held by or subsequently purchased by our affiliates may be voted in favor of each of the Proposals.

Q:	What vote is required to approve the Proposals presented at the Extraordinary General Meeting?

A:	The approval of the Extension Amendment Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of at least a two-thirds (2/3) majority of the votes cast by the holders of the ordinary shares, voting as a single class, who are present in person (including virtually) or represented by proxy and, being entitled to do so, vote thereon at the Extraordinary General Meeting.

Approval of each of the Auditor Proposal and the Adjournment Proposal requires the affirmative vote of at least a majority of the votes cast by the holders of the issued ordinary shares, voting as a single class, who are present in person (including virtually) or represented by proxy and, being entitled to do so, vote thereon at the Extraordinary General Meeting (which constitutes an ordinary resolution under Cayman Islands law). Approval of the Director Proposal requires an ordinary resolution of the holders of Founder Shares only, and the holders of Public Shares have no right to vote on the Director Proposal, in accordance with Article 31.1 of the Articles.

Q:	What if I do not want to vote “FOR” the Proposals?

A:	If you do not want a Proposal to be approved, you must vote “AGAINST” the Proposal.

If the Extension Amendment Proposal is approved and the Amendment is implemented, then the Withdrawal Amount will be withdrawn from the Trust Account and paid pro rata to the redeeming holders. You will still be entitled to make the Election if you vote against, abstain or do not vote on the Proposals.

An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting and will have no effect on the outcome of the vote on the Extension Amendment Proposal, Director Proposal, Auditor Proposal or the Adjournment Proposal.

Q:	What happens if the Extension Amendment Proposal is not approved or the Amendment is not implemented?

A:	If the Extension Amendment Proposal is not approved or the Amendment is not implemented and we do not consummate our initial business combination by February 10, 2027, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of Permitted Withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

There will be no redemption rights or liquidating distributions with respect to our warrants or rights, which will expire worthless in the event of our winding up. In the event of a liquidation, holders, including our Sponsor, of Founder Shares, will not receive any monies held in the Trust Account as a result of their ownership of Founder Shares.

Q:	If the Extension Amendment Proposal is approved, what happens next?

A:	If the Extension Amendment Proposal is approved, we will continue our efforts to complete an initial business combination, including the Transaction, until the Amended Date or such earlier date as determined by the board, in its sole discretion.

Upon approval of the Extension Amendment Proposal by the requisite number of votes, the amendments to our Articles that are set forth in Annex A hereto will become effective at the conclusion of the Extraordinary General Meeting. We will remain a reporting company under the Exchange Act and our units, Public Shares, warrants and rights will remain publicly traded.

If the Extension Amendment Proposal is approved, the board will be granted the authority to cease all operations of the Company and to wind up prior to the Amended Date if it determines, in its sole discretion, it would be in the best interests of the Company to do so.

If the Extension Amendment Proposal is approved, the removal of the Withdrawal Amount from the Trust Account will reduce the amount remaining in the Trust Account and increase the percentage interest of ordinary shares held by our Sponsor, our directors and our officers as a result of their ownership of the Founder Shares.

If the Extension Amendment Proposal is approved but we do not complete our initial business combination by the Amended Date, or such earlier date as determined by the board, in its sole discretion, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of Permitted Withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

There will be no redemption rights or liquidating distributions with respect to our warrants or rights, which will expire worthless in the event of our winding up. In the event of a liquidation, holders, including our Sponsor, of Founder Shares, will not receive any monies held in the Trust Account as a result of their ownership of Founder Shares.

Q:	What happens to the Company warrants if the Extension Amendment Proposal is not approved or the Amendment is not implemented?

A:	If the Extension Amendment Proposal is not approved or the Amendment is not implemented and we have not consummated a business combination by February 10, 2027, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of Permitted Withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

There will be no redemption rights or liquidating distributions with respect to our warrants or rights, which will expire worthless in the event of our winding up. In the event of a liquidation, holders, including our Sponsor, of Founder Shares, will not receive any monies held in the Trust Account as a result of their ownership of Founder Shares.

Q:	What happens to the Company warrants if the Extension Amendment Proposal is approved?

A:	If the Extension Amendment Proposal is approved, we will retain the blank check company restrictions previously applicable to us until the earlier of the Amended Date or such earlier date as determined by the board, in its sole discretion.

The Company’s warrants and rights will remain outstanding. If the Company is unable to complete an initial business combination by the Amended Date, or such earlier date as determined by the board, in its sole discretion, and the Company liquidates the funds held in the Trust Account, holders of warrants and rights will not receive any of such funds for their warrants or rights, and the warrants and rights will expire worthless. No fractional shares will be issued upon exercise of any warrants or conversion of any rights.

Q:	If I do not exercise my redemption rights now, would I still be able to exercise my redemption rights in connection with any future initial business combination?

A:	Unless you elect to redeem your shares at this time as described in this Proxy Statement, you will be able to exercise redemption rights in respect of any future initial business combination subject to any limitations set forth in our Articles.

Q:	How do I change my vote?

A:	You may change your vote by sending a later-dated, signed proxy card to our Chief Executive Officer at Crown Reserve Acquisition Corp. I, 8913 Regents Park Drive, Suite #550, Tampa, FL 33647, so that it is received prior to the Extraordinary General Meeting or by attending the Extraordinary General Meeting in person or virtually and voting. You also may revoke your proxy by sending a notice of revocation to the Company’s registered office, c/o Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands, which must be received prior to the Extraordinary General Meeting.

Please note, however, that if on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, custodian bank, or other nominee then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. If your shares are held in street name, and you wish to attend the Extraordinary General Meeting virtually and vote at the Extraordinary General Meeting, you must obtain a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Q:	How are votes counted?

A:

Votes will be counted by the inspector of election appointed for the Extraordinary General Meeting, who will separately count “FOR” and “AGAINST” votes, “ABSTAIN” and broker non-votes. The approval of the Extension Amendment Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of at least a two-thirds (2/3) majority of the votes cast by the holders of the issued ordinary shares who are present in person (including virtually) or represented by proxy and, being entitled to do so, vote thereon at the Extraordinary General Meeting. Approval of each of the Auditor Proposal and the Adjournment Proposal requires the affirmative vote of at least a majority of the votes cast by the holders of the issued ordinary shares who are present in person (including virtually) or represented by proxy and, being entitled to do so, vote thereon at the Extraordinary General Meeting (which constitutes an ordinary resolution under Cayman Islands law). Approval of the Director Proposal requires an ordinary resolution of the holders of Founder Shares only, and the holders of Public Shares have no right to vote on the Director Proposal, in accordance with Article 31.1 of the Articles.

Shareholders who attend the Extraordinary General Meeting, either in person (including virtually) or by proxy (or, if a corporation or other non-natural person, by sending their duly authorized representative or proxy), will be counted (and the number of ordinary shares held by such shareholders will be counted) for the purposes of determining whether a quorum is present at the Extraordinary General Meeting. The presence, in person (including virtually) or by proxy or by duly authorized representative, at the Extraordinary General Meeting of the holders of a majority of all issued and outstanding ordinary shares entitled to vote at the Extraordinary General Meeting shall constitute a quorum for the Extraordinary General Meeting.

At the Extraordinary General Meeting, only those votes which are actually cast, either “FOR” or “AGAINST”, the Extension Amendment Proposal, Director Proposal, Auditor Proposal or the Adjournment Proposal, will be counted for the purposes of determining whether each Proposal is approved, and the ordinary shares which are not voted at the Extraordinary General Meeting will have no effect on the outcome of such votes.

Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast and will have no effect on the outcome of the vote on the Extension Amendment Proposal, Director Proposal, Auditor Proposal or the Adjournment Proposal.

Q:	If my shares are held in “street name,” will my broker automatically vote them for me?

A:	No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe that the Auditor Proposal will be considered a “routine” (discretionary) matter on which your broker, bank, or nominee may vote your shares without your instruction, and that each of the other Proposals will be considered non-discretionary, such that your broker, bank, or nominee cannot vote your shares on those Proposals without your instruction. You should instruct your broker to vote your shares in accordance with directions you provide. If your shares are held by your broker as your nominee, which we refer to as being held in “street name,” you may need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.

Q:	What is a quorum requirement?

A:	A quorum of our shareholders is necessary to hold a valid Extraordinary General Meeting. A quorum will be present at the Extraordinary General Meeting if the holders of at least one half of the outstanding ordinary shares (as at the record date) are represented in person (including virtually) or by proxy. As of the record date for the Extraordinary General Meeting, the holders of at least [*] ordinary shares would be required to achieve a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote virtually at the Extraordinary General Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting and will have no effect on the outcome of the vote on any of the Proposals. Because the Auditor Proposal is expected to be considered a “routine” matter, banks, brokers and other nominees may vote uninstructed shares on the Auditor Proposal, and such shares will count towards the quorum. Because the other Proposals are “non-routine” matters, banks, brokers and other nominees will not have authority to vote on those Proposals unless instructed, which may result in broker non-votes on those Proposals. In the absence of a quorum, the chairman of the meeting has the power to adjourn the Extraordinary General Meeting.

Q:	Who can vote at the Extraordinary General Meeting?

A:	Only holders of record of our ordinary shares at the close of business on November 16, 2026 are entitled to have their vote counted at the Extraordinary General Meeting and any adjournments thereof. On this record date, [*] ordinary shares were outstanding and entitled to vote at the Extraordinary General Meeting.

Shareholder of Record: Shares Registered in Your Name. If on the record date your shares were registered directly in your name with our transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote in person or virtually at the Extraordinary General Meeting or vote by proxy. Whether or not you plan to attend the Extraordinary General Meeting in person or virtually, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Extraordinary General Meeting virtually. However, since you are not the shareholder of record, you may not vote your shares virtually at the Extraordinary General Meeting unless you request and obtain a valid proxy from your broker or other agent.

Q:	Does the board recommend voting for the Proposals?

A:	Yes. After careful consideration of the terms and conditions of the Proposals, our board has determined that the Proposals including, if presented, the Adjournment Proposal are in the best interests of the Company and its shareholders. We expect that the board will recommend in the definitive proxy statement that our shareholders vote “FOR” the Proposals including, if presented, the Adjournment Proposal.

Q:	What interests do the Company’s Sponsor, directors and officers have in the approval of the Proposals?

A:	Our Sponsor, directors and officers have interests in the Proposals that may be different from, or in addition to, your interests as a shareholder. These interests include, among other things, direct or indirect ownership of our Founder Shares and Private Placement Units, which will expire worthless if we do not complete an initial business combination, and advances that will not be repaid in the event of our winding up and the possibility of future compensatory arrangements. See the section entitled “The Extraordinary General Meeting — Interests of Our Sponsor, Directors and Officers.”

Q:	Do I have dissenters’ or appraisal rights if I object to the Proposals?

A:	No. There are no dissenters’ or appraisal rights available to our shareholders in connection with the Extension Amendment Proposal.

Q:	What do I need to do now?

A:	We urge you to carefully read and consider the information contained in this Proxy Statement, including the Annex hereto, and to consider how the Proposals will affect you as a shareholder. You should then vote as soon as possible in accordance with the instructions provided in this Proxy Statement and on the enclosed proxy card.

Q:	How do I vote?

A:	If you are a holder of record of our ordinary shares, you may vote virtually at the Extraordinary General Meeting or by submitting a proxy for the Extraordinary General Meeting.

Whether or not you plan to attend the Extraordinary General Meeting in person or virtually, we urge you to vote by proxy to ensure your vote is counted. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. You may still attend the Extraordinary General Meeting in person or virtually and vote if you have already voted by proxy.

If your ordinary shares are held in “street name” by a broker or other agent, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Extraordinary General Meeting virtually. However, since you are not the shareholder of record, you may not vote your shares virtually at the Extraordinary General Meeting unless you request and obtain a valid proxy from your broker or other agent.

Q:	How do I redeem my Public Shares?

A:	Each of our Public Shareholders may submit an Election that, if the Amendment is implemented, such Public Shareholder elects to redeem all or a portion of its Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned thereon which such interest shall be net of Permitted Withdrawals, divided by the number of then outstanding Public Shares. You will also be able to redeem your Public Shares in connection with any proposed initial business combination or if we have not consummated our initial business combination by the Amended Date or such earlier date as determined by the board, in its sole discretion.

In order to tender your Public Shares (and/or deliver your share certificate(s) (if any) and other redemption forms) for redemption, you must elect either to physically tender your share certificates to our transfer agent, at VStock Transfer, LLC, [*] Attn:[*], or to tender your Public Shares (and/or deliver your share certificate(s) (if any) and other redemption forms) to the transfer agent electronically using The Depository Trust Company’s (“DTC”) DWAC (Deposit/ Withdrawal At Custodian) system, which election would likely be determined based on the manner in which you hold your shares. You should tender your Public Shares in the manner described above prior to 5:00 p.m. Eastern Time on December 18, 2026 (two business days prior to the date of the Extraordinary General Meeting).

Q:	How do I withdraw my election to redeem my Public Shares?

A:	If you tendered your Public Shares (and/or delivered your share certificate(s) (if any) and other redemption forms) for redemption to our transfer agent and decide prior to the vote at the Extraordinary General Meeting not to redeem your shares, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the address listed above.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards, if your shares are registered in more than one name or are registered in different accounts. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares.

Q:	Who is paying for this proxy solicitation?

A:	We will pay for the entire cost of soliciting proxies. We have engaged [●] to assist in the solicitation of proxies for the Extraordinary General Meeting. We have agreed to pay [●] a fee of $[●]. We will also reimburse [●] for reasonable out-of-pocket expenses and will indemnify [●] and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q:	Who can help answer my questions?

A:	If you have questions about the Proposals or if you need additional copies of the Proxy Statement or the enclosed proxy card you should contact our proxy solicitor:

[●]

If you have questions regarding the certification of your position or tendering your Public Shares (and/or delivering your share certificate(s) (if any) and other redemption forms), please contact:

VStock Transfer, LLC

[*]

E-mail: [*]

You may also obtain additional information about us from documents we file with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

RISK FACTORS

You should consider carefully all of the risks described in our Annual Report on Form 10-K filed with the SEC on March 27, 2026, and in the other reports we file with the SEC before making a decision to invest in our securities. Furthermore, if any of the following events occur, our business, financial condition and operating results may be materially adversely affected or we could face liquidation. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business, financial condition and operating results or result in our liquidation.

There are no assurances that the Amendment will enable us to complete an initial business combination, including the Transaction.

Approving the Amendment involves a number of risks. Even if the Amendment is approved, the Company can provide no assurances that an initial business combination, including the Transaction, will be consummated prior to the Amended Date. Our ability to consummate any business combination, including the Transaction, is dependent on a variety of factors, many of which are beyond our control. If the Amendment is approved, the Company expects to seek shareholder approval of the initial business combination. We are required to offer shareholders the opportunity to redeem shares in connection with the Extension Amendment Proposal, and we will be required to offer shareholders redemption rights again in connection with any shareholder vote to approve the initial business combination. Even if the Amendment or the initial business combination are approved by our shareholders, it is possible that redemptions will leave us with insufficient cash to consummate the initial business combination on commercially acceptable terms, or at all. The fact that we will have separate redemption periods in connection with the Amendment and the initial business combination vote could exacerbate these risks. Other than in connection with a redemption offer or liquidation, our shareholders may be unable to recover their investment except through sales of our shares on the open market. The price of our shares may be volatile, and there can be no assurance that shareholders will be able to dispose of our shares at favorable prices, or at all.

In the event the Extension Amendment Proposal is approved and effected, the ability of our Public Shareholders to exercise redemption rights with respect to a large number of our ordinary shares may adversely affect the liquidity of our securities.

A Public Shareholder may request that the Company redeem all or a portion of such Public Shareholder’s ordinary shares for cash. The ability of our Public Shareholders to exercise such redemption rights with respect to a large number of our ordinary shares may adversely affect the liquidity of our ordinary shares. As a result, you may be unable to sell your ordinary shares even if the market price per share is higher than the per-share redemption price paid to holders of Public Shares who elect to redeem their ordinary shares.

The timing of, or our ability to complete an initial business combination may be affected by the regulatory process of The Committee on Foreign Investment in the United States (“CFIUS” or “the Committee”).

CFIUS has authority to review certain direct or indirect foreign investments in U.S. businesses. Among other things, CFIUS is authorized to require foreign investors to make mandatory filings to the Committee or to self-initiate national security reviews of certain foreign direct and indirect investments in U.S. businesses if the parties to that investment choose not to file voluntarily. With respect to transactions that CFIUS believes present unresolved national security concerns, CFIUS has the authority to suspend transactions, impose mitigation measures, and/or recommend that the U.S. president block pending transactions or order divestitures of completed transactions when national security concerns cannot be mitigated. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, whether the target company is a U.S. business, the level of beneficial ownership and voting interests acquired by foreign persons, and the nature of any information, control or governance rights received by foreign persons. For example, any investment that results in “control” of a U.S. business by a foreign person is within CFIUS’s jurisdiction. CFIUS’s expanded jurisdiction under the Foreign Investment Risk Review Modernization Act of 2018 and implementing regulations now includes investments that do not result in control of a U.S. business by a foreign person but that afford foreign persons certain information or governance rights in a “TID U.S. business,” which is a U.S. business that:

(1)	produces, designs, tests, manufactures, fabricates, or develops “critical technologies”;

(2)	owns or operates certain “critical infrastructure”; and/or

(3)	maintains or collects “sensitive personal data.”

While we are a Cayman Islands exempted company, our sponsor is a Delaware limited liability company. Neither our sponsor nor anyone associated with our sponsor, is controlled by, or has substantial ties with a non-U.S. person. However, CFIUS has broad discretion to interpret its regulations, and we cannot predict whether CFIUS may nevertheless seek to review the Transaction or any other initial business combination we may seek to consummate if we are unable to complete the Transaction. If CFIUS were to determine that a transaction or any portion thereof is within its jurisdiction, it may ask the parties to submit a filing with respect to the transaction. A CFIUS review of the transaction could delay the completion of the transaction, result in extended negotiations with the Committee or expand the timelines for Committee review or result in some form of mitigation measures that could impact the transaction. If CFIUS identifies unresolved national security concerns as part of that review, CFIUS could impose conditions with respect to the transaction as a predicate to clearing the transaction, recommend that the U.S. president prohibit the transaction, or if the closing has occurred, recommend that the U.S. president order non-U.S. shareholders to divest all or a portion of the shares of the combined company’s stock acquired by them without first obtaining CFIUS approval. No assurance can be given that any of the foregoing actions will not be taken by CFIUS.

Should CFIUS decide to reach out to the parties to initiate a review of the Transaction (or any other initial business combination), the time necessary for CFIUS review of the transaction may delay the completion of the transaction. Furthermore, there is no guarantee that CFIUS will not render a decision to impose conditions on the transaction or prevent the consummation of the transaction altogether. These risks may limit the attractiveness of, and/or delay or prevent the Company from pursuing the transaction.

If the Company is unable to consummate the Transaction (or another initial business combination) within the applicable time period, it will be required to wind up, redeem and liquidate. In such event, our shareholders will miss the opportunity to benefit from an investment in a target company and the appreciation in value of such investment through a transaction. Additionally, there will be no redemption rights or liquidating distributions with respect to the Company’s warrants or rights, which will expire worthless in the event of our winding up.

BACKGROUND

Background of the Business Combination

The following is a summary of the background of the Business Combination, including key meetings, negotiations, and events that led to the execution of the Business Combination Agreement.

Crown was formed as a blank check company incorporated on April 29, 2025 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. Crown completed its IPO on November 10, 2025, selling 17,250,000 units at $10.00 per unit (including the full exercise of the underwriters’ over-allotment option of 2,250,000 units), generating gross proceeds of $172,500,000. Following the IPO, $172,500,000 was deposited into the Trust Account. Crown’s management team, together with Thunder Rock Capital, LLC (“TRC”), which was engaged by the Sponsor, undertook a comprehensive search process to identify potential business combination targets.

Carvix engaged Mitchell Silberberg & Knupp LLP on April 30, 2025, to provide advisory services to Carvix in support of its efforts to merge with a Nasdaq-listed company.

During the search process, Crown’s management team and TRC reviewed numerous potential targets across multiple industries and geographies. After extensive evaluation, Crown identified Carvix as a compelling business combination target based on, among other factors, Carvix’s market position, growth prospects, and management team.

Initial Target Search

The Sponsor is solely responsible for the management of Crown and its search for an acquisition target. Crown evaluated potential acquisition targets based on the acquisition criteria and guidelines established by the Crown Board at the time of its IPO. These criteria included, without limitation:

●	Competitive Position: The target company has a defensible market position in relation to its competitors. This defensibility may come from technology, brand, intellectual property, scale, or talent, among other attributes.

●	Management Team: The management team of the target company can execute on compelling growth strategies and/or recruit talented individuals to help execute the business strategy.

●	Inflection Point: The target company is at an inflection point, and the expertise of Crown’s management team combined with capital can improve financial performance.

●	Unrecognized Value: The target company is undervalued relative to market comparables and/or as evaluated by Crown’s management team of seasoned public company officers and experts. In addition, Crown’s management team believes it can help the target company evaluate and improve its strategy and corporate governance, leading to successful value creation and re-valuation.

●	Growth: The target company is in a position to increase its growth rates, whether organically or inorganically, and Crown’s management team can help to accelerate that growth through supporting innovation of additional products or services or advising on strategic transactions.

●	Scalable Platform: The target company participates in markets of sufficient scale with the potential to achieve meaningful scale after the initial business combination, organically or through add-on acquisitions.

●	Risk-Adjusted Return: Crown believes that an acquisition of the target company will offer its shareholders attractive risk-adjusted returns on their investments.

Between November 7, 2025, and December 17, 2025, the date on which Crown entered into a non-binding letter of intent with its target, Carvix (“Candidate One”), Crown’s management team and representatives of Crown:

●	identified and evaluated eight (8) potential acquisition target companies, each of which was identified by Mr. Patel, Mr. Sherb, or Mr. Ajjarapu of TRC and screened for completion of audit requirements, quality of investor decks, completeness of data rooms, evaluation of the target market, the company’s position in the market, initial management interaction, and enterprise market value versus asking price for the business combination;

●	completed initial introductory conference calls with each of the eight (8) potential targets, four (4) of which Crown did not have any further correspondence with;

●	performed further initial analysis of the remaining four (4) potential targets, including correspondence about PCAOB audits, after which Crown ceased communications with two (2) of the potential targets during the week of December 4, 2025 (“Candidate Three” and “Candidate Four”), in part because each of those two potential targets lacked PCAOB audits and was not in a position to quickly obtain PCAOB audits, which would have had a significant impact on Crown’s ability to begin taking steps toward completing an initial business combination;

●	entered into non-disclosure agreements (“NDAs”), containing customary terms regarding confidentiality, without imposing exclusivity or other similar restrictions, with two (2) companies that Crown’s management team considered to be potentially appropriate acquisition targets (Candidate One and Candidate Two), to facilitate due diligence review of confidential materials from these companies;

●	completed reviews of, and had discussions with the management of, two (2) companies that were considered by Crown’s management team to be appropriate targets (including Candidate One); and

●	negotiated non-binding letters of intent with two (2) potential target companies (Candidate One and Candidate Two).

Of the four (4) potential targets that Crown continued to evaluate after its initial conference calls, the Crown Board evaluated those target companies using and considering the criteria and guidelines identified above. In that evaluation, Crown believed one candidate, Candidate Three, had not reached an inflection point given its industry and had concerns about its potential growth trajectory and prospects. With regard to Candidate Four, the Crown Board had concerns that the company may lack a scalable platform and a strong competitive position. These factors, combined with each of these two candidates’ lack of a PCAOB audit, led Crown to cease discussions with these two target candidates during the week of December 4, 2025.

The six (6) potential targets that Crown ultimately ceased discussions with, or determined not to enter into NDAs with, were eliminated from Crown’s consideration for various reasons, including industry, lack of a PCAOB audit, and revenue potential, and other factors generally outlined above with respect to Candidate Three, Candidate Four, and Candidate Five.

Aside from Candidate One, the one potential target with which Crown entered into both an NDA and a letter of intent, Candidate Two, was eliminated primarily because the company would not commit to a PCAOB audit.

Of the two (2) potential acquisition targets with which Crown entered into preliminary negotiations, Crown proceeded to enter into more substantive negotiations with Candidate One. As described below, Candidate Two was eliminated in December 2025 primarily because it would not proceed with the steps needed to become a public company, including commencing PCAOB audits.

Crown management’s review and analysis process for Candidate One and Candidate Two is outlined below:

Candidate One. Effective November 1, 2025, the Sponsor entered into an Advisory Services Agreement with TRC, pursuant to which TRC provided advisory services to the Sponsor in connection with identifying a target company for Crown, facilitated conversations among the Sponsor, Crown, and potential target companies, conducted high-level preliminary due diligence related to the proposed transaction with Candidate One, and assisted in negotiating deal terms related to the proposed transaction with Candidate One. For a detailed chronology of the negotiations with Candidate One (Carvix), including the introduction, due diligence, letter of intent, and of the Original Business Combination Agreement, see “— Timeline of the Business Combination Negotiations with Carvix” below.

Candidate Two. On November 7, 2025, Crown was introduced to Candidate Two by Mr. Doshi. Candidate Two is an international project management company focusing on renewable energy, mining, and infrastructure. Mr. Ajjarapu and Mr. Doshi held a conference call with the representatives of Candidate Two to discuss its business and background. On November 13, 2025, a non-disclosure agreement was executed, which expired 30 days from the date thereof. On November 21, 2025, Crown received detailed information about the business, recent business operations, and future business plans of Candidate Two. The parties negotiated to enter into a letter of intent; however, it ultimately expired, and Crown eliminated Candidate Two from its consideration in December 2025. The Crown Board believed that Candidate Two had various positive attributes, including that it may be undervalued relative to comparable companies, the perceived strength of its management team, that it participates in a market of scale to potentially benefit from a business combination with Crown, and that it had existing revenue and a project pipeline. However, Crown ultimately did not proceed with a business combination with Candidate Two because of that company’s inability to provide PCAOB-audited financials.

Timeline of the Business Combination Negotiations with Carvix

The following is a description of the background of the negotiations between Crown and Carvix that summarizes the key meetings and all material events that led to the signing of the Business Combination Agreement. The following chronology does not purport to catalogue every conversation between the parties to the Business Combination Agreement or their representatives.

After evaluation of the various potential targets, Crown determined to pursue Carvix as its business combination target.

On November 12, 2025, Crown was introduced to Carvix by TRC. Carvix had no pre-existing relationship with Crown. On November 12 and 13, 2025, Crown’s management spoke with Carvix’s management regarding Carvix’s business and the initial term sheet proposal. Crown also immediately began conducting due diligence on the potential target company. Following these discussions, on November 14, 2025, Carvix provided Crown with certain financial projections.

The term sheet was negotiated during the first week of December 2025. During these negotiations, and in the process of formulating a non-binding letter of intent that was agreeable to each party, the parties discussed, among other things, valuation, the audit status of Carvix, the timeline for the transaction, the market for Carvix’s assets, the timeline for clearances and approvals for Carvix’s assets, Carvix’s projections and cash needs, and related matters.

After its initial analysis of Carvix, including the primary criteria Crown used to evaluate all prospective targets as described above, Crown’s management team presented Carvix to the Crown Board on December 15, 2025. The Crown Board discussed the proposed non-binding letter of intent and directed Crown’s management to proceed with pursuing a possible transaction with Carvix.

After the discussions and correspondence outlined above, in which the parties agreed in principle on the primary transaction terms, on December 17, 2025, Crown, with the approval of the Crown Board, entered into a non-binding letter of intent with Carvix, because Crown’s management team, who have significant financial experience, determined that Carvix was an attractive potential business combination target and recommended to the Crown Board that moving forward with full due diligence was advisable.

Previously, Crown had engaged Whiteford, Taylor & Preston LLP (“Whiteford”) to represent Crown in connection with, among other things, the acquisition of potential targets. Whiteford and Crown began the review of the information about Carvix.

From December 17, 2025 until March 30, 2026, representatives of Crown and Carvix communicated daily regarding the potential business combination. Mr. Patel and Mr. Sherb of Crown, and Mr. Ajjarapu of TRC, and Mr. Ramin Farahmand, Ms. Gabriela Farahmand, Mr. Carlos Hernandez and Mr. Amir Azarpad of Carvix, participated in some or all of the communications. Other executives, financial advisors, and legal counsel of each of Crown and Carvix participated in certain of the meetings.

Starting on January 9, 2026, weekly meetings were held with representatives of Crown, counsel to Crown, representatives of Carvix, and counsel to Carvix to discuss the prospective terms of the business combination and the regulatory filings necessary to effect and close the business combination. Between December 17, 2025 and March 30, 2026, the parties negotiated the terms of the Original Business Combination Agreement. Among the issues the parties focused on during these negotiations were (i) the domestication of Crown in connection with the Business Combination; (ii) the conversion of Carvix’s preferred stock and warrants prior to the Closing; (iii) the pool of shares for the equity incentive plan; (iv) the payoff of Crown’s transaction expenses; (v) the Minimum Cash Condition obligation; (vi) the structure of the due diligence process and the timing for delivery of the disclosure schedules; and (vii) the terms of Carvix’s pre-closing capital raise.

On February 1, 2026, the Crown Board engaged M&N Sarchet, Inc., a boutique business valuation and tax preparation firm owned and operated by Mark Sarchet, to provide an evaluation of Carvix and a fairness opinion in connection with the proposed Business Combination. The Crown Board engaged M&N Sarchet, Inc. based on Mr. Sarchet’s significant valuation experience, including at a Big Four accounting firm, knowledge of the sector and prior experience with M&N Sarchet’s high-quality work product. The Crown Board’s awareness of M&N Sarchet, Inc.’s work product was based on Mr. Sarchet’s professional reputation and prior engagements for parties unrelated to Crown, the Sponsor, Carvix, and their respective affiliates. Neither M&N Sarchet, Inc. nor Mr. Sarchet has been engaged by, or has performed services for, Crown, the Sponsor, Carvix, or any of their respective affiliates prior to the engagement described above. In February 2026, M&N Sarchet, Inc. provided the Crown Board with preliminary valuation schedules based on the letter of intent; however, no formal fairness opinion accompanied those initial schedules. On March 23, 2026, the Crown Board reviewed and approved the draft of the proposed Original Business Combination Agreement. During the meeting at which the Crown Board approved the terms of the Original Business Combination, management and M&N Sarchet, Inc. discussed the valuations schedules assigned to Carvix in the negotiation and evaluation process, and the Crown Board reviewed and considered, among other things, the valuation assigned to Carvix in the transaction and the structure and terms of the consideration to be delivered to Carvix.

On March 30, 2026, the Original Business Combination Agreement was executed by the parties.

The letter of intent between Crown and Carvix contemplated that the Carvix stockholders would hold up to 90% of the Crown shares on a fully diluted basis. The same paragraph of the letter of intent stated that the implied market value of the Combined Company should be assumed to be $1,000 million. On subsequent all-party calls, the parties discussed an assumed implied market value of $1,000 million. The original draft of the Original Business Combination Agreement interpreted the language in the letter of intent to mean that the purchase price should be equal to 75% of the $1,000 million agreed implied market value, or $750 million. A $750 million purchase price, with a $10.00 assumed per-share price for New Carvix Common Stock, resulted in merger consideration of 75,000,000 shares of New Carvix Common Stock. This purchase price valuation and share-based merger consideration calculation remained unchanged through the execution of the Original Business Combination Agreement.

The parties agreed that a purchase price of $1,000,000,000 (resulting in approximately 100,000,000 shares of New Carvix Common Stock, consisting of the Merger Consideration and the Earnout Shares) was the appropriate amount of merger consideration. The parties continued to negotiate the terms of the Original Business Combination Agreement to reflect the corrected merger consideration amount. The $1,000 million implied market value was a negotiated amount, which was the minimum amount Carvix was willing to accept to execute the Original Business Combination Agreement and move forward with the Business Combination. That negotiated figure is independent from the $1.15 billion implied equity value subsequently derived by M&N Sarchet, Inc. in its valuation analysis. The difference in the figures simply indicates that the actual value of Carvix may be significantly higher than the negotiated purchase price (referred to as the implied market value by the parties).

Following the execution of the Original Business Combination Agreement on March 30, 2026, the parties continued to address certain open items contemplated by the Original Business Combination Agreement, including (i) the adjustment of merger consideration to be consistent with the aggregate post-Closing ownership percentage of the Carvix Stockholders that the parties had anticipated would be reflected upon the consummation of the Business Combination; (ii) the adjustment of the size of the pool of available equity in the 2026 Plan for the initial fiscal year following the Closing to be consistent with what the parties had anticipated would be reflected upon the consummation of the Business Combination; (iii) revisions to the earnout provision; and (iv) additional time for the parties to deliver disclosure schedules and conduct due diligence reviews.

Prior to the execution of the Original Business Combination Agreement, the parties had completed high-level due diligence and exchanged access to virtual data rooms. Additional diligence requests were made in order to obtain a better understanding of Carvix’s intellectual property rights, indebtedness, related-party transactions, and material contracts. The requested information was provided subsequent to the execution of the Original Business Combination Agreement. Concurrently with the continued due diligence, initial disclosure schedule drafts were provided by Carvix and Crown on February 17, 2026 and February 20, 2026, respectively. The parties continued to review and revise their corresponding disclosure schedules through March 28, 2026. Between March 30, 2026 and June 24, 2026, the companies worked on drafting the proxy statement/prospectus for approval of the Business Combination and related matters.

On July 9, 2026, the Crown Board received the Fairness Opinion from M&N Sarchet, Inc. The Fairness Opinion addressed the fairness, from a financial point of view, as of March 30, 2026, the date of the Original Business Combination Agreement, of the implied valuation of Carvix reflected in the Original Business Combination Agreement, to Crown and/or its shareholders. The Fairness Opinion was based on the valuation analyses reflected in the schedules previously prepared by M&N Sarchet, Inc. in February 2026. Pursuant to the Merger, Merger Sub would merge with and into Carvix, with Carvix surviving the Merger as a wholly owned subsidiary of Crown.

In rendering the Fairness Opinion, M&N Sarchet, Inc. reviewed the Original Business Combination Agreement, the December 17, 2025 letter of intent and its January 15, 2026 amendment, FFC’s audited financial statements for fiscal years 2021 through 2024, FFC’s internally prepared unaudited 2025 financial statements, a five-year internally prepared forecast, and other internal documents relating to Carvix’s history and operations. M&N Sarchet, Inc. also reviewed publicly available business and financial information concerning Carvix and its industry and compared Carvix’s financial and operating performance to that of other public companies and acquired companies in the same industry segment. These reviews, analyses, and inquiries were conducted alongside an assessment of general economic, market, and financial conditions relevant to the transaction and to similar transactions.

M&N Sarchet, Inc. relied upon and assumed the accuracy and completeness of all data and information made available to it, without independent verification, and assumed that Carvix’s forecasts were reasonably prepared in good faith based on Carvix management’s best available estimates. M&N Sarchet, Inc. did not make any physical inspection or independent appraisal of Carvix’s assets, properties, or liabilities, and undertook no independent analysis of potential litigation or contingent liabilities. There are no material relationships that existed during the two years prior to the date of the Fairness Opinion or that as of such date were mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between M&N Sarchet, Inc. and Carvix, Inc. or the SPAC. M&N Sarchet, Inc. has not acted as financial advisor to the SPAC, Carvix or any other party in connection with the Fairness Opinion, and had not participated in negotiations leading to the Original Business Combination Agreement. In addition, the SPAC determined the fee for the engagement of $20,000, which was not contingent upon the successful completion of the proposed business combination. SPAC agreed to reimburse M&N Sarchet, Inc. for certain expenses in connection with its engagement, subject to certain limitations, and to indemnify M&N Sarchet, Inc. for certain liabilities arising out of its engagement. The SPAC did not provide any instructions to M&N Sarchet, Inc. nor did it impose any limitations on the scope of the analysis. The Fairness Opinion was based on financial, economic, market, and other conditions in effect as of, and information available through, December 31, 2025, and M&N Sarchet, Inc. assumed no obligation to update, revise, or reaffirm the Fairness Opinion after that date. The Fairness Opinion therefore speaks only as of its date and does not reflect any developments that may have occurred, or information that may have become available, after December 31, 2025, including Carvix’s results of operations for any period after that date, changes in general economic, market, or industry conditions after that date, and the completion of the audit of Carvix’s consolidated financial statements for the fiscal year ended December 31, 2025. In rendering the Fairness Opinion, M&N Sarchet, Inc. relied on Carvix’s internally prepared, unaudited financial statements for fiscal year 2025 and on a five-year forecast prepared by Carvix management, in each case without independent verification. The Fairness Opinion was rendered on the basis of those unaudited fiscal year 2025 financial statements and does not reflect the audited consolidated financial statements of Carvix for the fiscal year ended December 31, 2025 included elsewhere in this proxy statement/prospectus. The audited results may differ from the unaudited amounts on which the Fairness Opinion was based, and any such differences could be material. M&N Sarchet, Inc. has not reviewed, and neither Crown nor Carvix has asked M&N Sarchet, Inc. to review, whether the audited results differ from the unaudited amounts on which the Fairness Opinion was based, and M&N Sarchet, Inc. has not updated, revised, or reaffirmed the Fairness Opinion to reflect the audited financial statements or any other information available after December 31, 2025, and neither Crown nor Carvix has requested any such update, revision, or reaffirmation. The Crown Board was aware of these limitations, and of the date of the Fairness Opinion and the fact that it speaks only as of that date, and took them into account in making its determination with respect to the Business Combination. For a description of the projections on which the Fairness Opinion was based and the material assumptions underlying them, see “— Projected Financial Information.” The Projections on which the Fairness Opinion was based assumed total revenue and EBITDA for the fiscal year ended December 31, 2025 in excess of Carvix’s actual audited results for that period, and reflected the calculation of personnel expense described under “— Projected Financial Information.” M&N Sarchet, Inc. applied the selected multiples to Carvix’s forecast fiscal year 2029 performance and discounted Carvix’s projected cash flows for 2026 through 2030, together with a terminal value derived from the final projection year, in each case using the amounts as so calculated. M&N Sarchet, Inc. has not updated, revised or reaffirmed the Fairness Opinion to reflect that matter, and neither Crown nor Carvix has requested any such update, revision or reaffirmation. The implied values derived from those analyses, and the concluded equity value set forth under “— Summary of Material Financial Analyses,” would be lower if those analyses were performed using amounts calculated in accordance with management’s assumptions. M&N Sarchet, Inc. did not determine the amount of the Merger Consideration, nor did it recommend a consideration amount. The Fairness Opinion was directed solely to the Crown Board, addressed only the fairness of the Business Combination from a financial point of view, and did not constitute a recommendation as to how the Crown Board or any security holder should act or vote with respect to the Business Combination Agreement.

On July 12, 2026, following delivery of the Fairness Opinion, M&N Sarchet, Inc. prepared the Valuation Report and Schedules detailing the methodologies and analyses reflected in the valuation schedules on which the Fairness Opinion was based.

On August 26, 2026, Crown, Merger Sub and Carvix entered into the First Amendment, which conformed the shareholder voting standards described in the Original Business Combination Agreement to those applicable under the Cayman Constitutional Documents and to the base salaries agreed for the executive employment agreements to be entered into at the Closing. The Crown Board approved the First Amendment on August 26, 2026, and the Carvix board of directors approved the First Amendment on August 26, 2026. On September 23, 2026, Crown, Merger Sub and Carvix entered into the Second Amendment to Business Combination Agreement, which extended the Outside Date under the Business Combination Agreement to February 10, 2027 to provide the parties with additional time to complete the transactions contemplated thereby.

Our Sponsor, directors and officers have interests in the Proposals that may be different from, or in addition to, your interests as a shareholder. These interests include, among other things, direct or indirect ownership of Founder Shares and Private Placement Units, which will expire worthless if we do not complete an initial business combination, and advances that will not be repaid in the event of our winding up and the possibility of future compensatory arrangements. See the section entitled “The Extraordinary General Meeting — Interests of Our Sponsor, Directors and Officers.”

On the record date of the Extraordinary General Meeting, there were [*] Class A ordinary shares and [*] Class B ordinary shares issued and outstanding. We have been informed by our Sponsor and directors and advisors that hold Founder Shares that they intend to collectively vote all their Founder Shares in favor of each of the Proposals.

Our principal executive offices are located at 8913 Regents Park Drive, Suite 550, Tampa, FL 33647.

PROPOSAL NO. 1 — THE EXTENSION AMENDMENT PROPOSAL

We are proposing to amend our Articles to amend the date by which we have to complete a business combination to the Amended Date or such earlier date as determined by the board, in its sole discretion.

If the Extension Amendment Proposal is not approved and we do not complete our initial business combination by February 10, 2027, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of Permitted Withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

There will be no redemption rights or liquidating distributions with respect to our warrants or rights, which will expire worthless in the event of our winding up. In the event of a liquidation, holders, including our Sponsor, of Founder Shares, will not receive any monies held in the Trust Account as a result of their ownership of Founder Shares.

The purpose of the Extension Amendment is to allow us more flexibility in our pursuit of a business combination, including the Transaction, which our board believes is in the best interests of our shareholders and the Company. The Articles currently provide that we have until February 10, 2027, the date that is 15 months from the consummation of our initial public offering (as automatically extended upon our entry into a definitive agreement for a business combination), or such later date as our shareholders may approve in accordance with the Articles, to complete our initial business combination. The Extension Amendment Proposal would extend the date by which the Company must undergo a business combination or liquidate from February 10, 2027 to [*], 2027, giving us more flexibility to act in the best interests of our shareholders. If you do not elect to redeem your Public Shares, you will retain the right to vote on any proposed initial business combination in the future and the right to redeem your Public Shares in connection with such initial business combination.

Reasons for the Extension Amendment Proposal

Our Articles provide that if our shareholders approve an amendment to our Articles that would affect the substance or timing of our obligation to redeem all of our Public Shares if we do not complete our initial business combination before February 10, 2027, we will provide our Public Shareholders with the opportunity to redeem all or a portion of their Public Shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned thereon which interest shall be net of Permitted Withdrawals, divided by the number of then issued and outstanding Public Shares.

The purpose of the Extension Amendment is to allow us more time to complete an initial business combination, including the Transaction. The Articles currently provide that we have until February 10, 2027, the date that is 15 months from the consummation of our initial public offering (as automatically extended upon our entry into a definitive agreement for a business combination), or such earlier date as our board may determine.

Our board has determined that it is in the best interests of the Company to extend this deadline to a date that is [*] months from the consummation of our initial public offering ([*], 2027), or such earlier date as our board may determine. The board currently believes that there will not be sufficient time before February 10, 2027 to complete the Transaction or another business combination. The purpose of the Amendment is to provide the Company more time to complete the Transaction and a business combination, which the board believes is in the best interests of our shareholders.

If the Extension Amendment Proposal is Not Approved

If the Extension Amendment Proposal is not approved and we do not complete our initial business combination by February 10, 2027, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of Permitted Withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

There will be no redemption rights or liquidating distributions with respect to our warrants or rights, which will expire worthless in the event of our winding up. In the event of a liquidation, holders, including our Sponsor, of Founder Shares, will not receive any monies held in the Trust Account as a result of their ownership of Founder Shares.

If the Extension Amendment Proposal is Approved

If the Extension Amendment Proposal is approved, we will ensure that all filings required to be made with the Registrar of Companies of the Cayman Islands are made in connection with the Amendment amend the time the Company has to complete a business combination until the Amended Date or such earlier date as determined by the board, in its sole discretion. We will then continue to attempt to consummate a business combination, including the Transaction, until the Amended Date unless the board, in its sole discretion, determines that an earlier liquidation is in the best interests of the Company and our shareholders. We will remain a reporting company under the Exchange Act, and our units, Public Shares, warrants and rights will remain publicly traded.

If the Extension Amendment Proposal is approved and the Amendment is implemented, the removal of the Withdrawal Amount from the Trust Account in connection with the Election will reduce the amount held in the Trust Account following the Election. We cannot predict the amount that will remain in the Trust Account if the Extension Amendment Proposal is approved and the amount remaining in the Trust Account may be only a small fraction of the approximately $[●] that was in the Trust Account as of [●]. In such event, we may need to obtain additional funds to consummate our initial business combination, and there can be no assurance that such funds will be available on acceptable terms or at all.

If the Extension Amendment Proposal is not approved and we do not complete our initial business combination by February 10, 2027, in accordance with our Articles, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of Permitted Withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. We cannot assure you that the per-share distribution from the Trust Account, if we liquidate, will not be less than $10.00 due to unforeseen claims of creditors. There will be no redemption rights or liquidating distributions with respect to our warrants or rights, which will expire worthless in the event of our winding up. In the event of a liquidation, holders, including our Sponsor, of Founder Shares, will not receive any monies held in the Trust Account as a result of their ownership of Founder Shares.

Redemption Rights

Each of our Public Shareholders may submit an Election to, subject to the approval of the Extension Amendment Proposal, and the implementation of the Amendment, redeem all or a portion of its, his or her Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned thereon which such interest shall be net of Permitted Withdrawals, divided by the number of then outstanding Public Shares. You will also be able to redeem your Public Shares in connection with any proposed initial business combination or if we have not consummated our initial business combination by the Amended Date or such earlier date as determined by the board, in its sole discretion.

TO DEMAND REDEMPTION, PRIOR TO 5:00 P.M. EASTERN TIME ON DECEMBER 18, 2026 (TWO BUSINESS DAYS BEFORE THE EXTRAORDINARY GENERAL MEETING), YOU SHOULD ELECT EITHER TO PHYSICALLY TENDER YOUR SHARES (AND/OR DELIVER YOUR SHARE CERTIFICATE(S) (IF ANY) AND OTHER REDEMPTION FORMS) TO OUR TRANSFER AGENT AT VSTOCK TRANSFER, LLC, [*], ATTN: [*], OR TO TENDER YOUR SHARES (AND/OR DELIVER YOUR SHARE CERTIFICATE(S) (IF ANY) AND OTHER REDEMPTION FORMS) TO OUR TRANSFER AGENT ELECTRONICALLY USING DTC’S DWAC (DEPOSIT/WITHDRAWAL AT CUSTODIAN), WHICH ELECTION WOULD LIKELY BE DETERMINED BASED ON THE MANNER IN WHICH YOU HOLD YOUR SHARES. YOU SHOULD ENSURE THAT YOUR BANK OR BROKER COMPLIES WITH THE REQUIREMENTS IDENTIFIED IN THIS PROXY STATEMENT.

Through the DWAC system, this electronic delivery process can be accomplished by the shareholder, whether or not such shareholder is a record holder or its, his or her shares are held in “street name,” by contacting our transfer agent or the shareholder’s broker and requesting delivery of its, his or her shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC, and our transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. Our transfer agent will typically charge the tendering broker $100 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from our transfer agent. We do not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical share certificate. Such shareholders will have less time to make their investment decisions than those shareholders that tender their shares through the DWAC system.

Shareholders who request physical share certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus will be unable to redeem their shares.

Certificates that have not been tendered in accordance with these procedures prior to the vote on the Extension Amendment Proposal at the Extraordinary General Meeting will not be redeemed for cash held in the Trust Account on the redemption date. In the event that a Public Shareholder tenders its shares and decides prior to the vote at the Extraordinary General Meeting that it does not want to redeem its shares, the shareholder may withdraw the tender. If you tender your Public Shares (and/or delivered your share certificate(s) (if any) and other redemption forms) for redemption to our transfer agent and decide prior to the vote at the Extraordinary General Meeting not to redeem your shares, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the address listed above. In the event that a Public Shareholder tenders shares and the Extension Amendment Proposal is not approved, such shares will not be redeemed and the physical certificates representing these shares will be returned to the shareholder promptly following the determination that the Extension Amendment Proposal will not be approved. Our transfer agent will hold any share certificates of Public Shareholders that make the Election until such shares are redeemed for cash or returned to such shareholders.

If properly demanded, we will redeem each Public Share for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned thereon which such interest shall be net of Permitted Withdrawals, divided by the number of then outstanding Public Shares. Based upon the amount in the Trust Account as of [●], which was approximately $[●] million, we anticipate that the per-share price at which Public Shares will be redeemed from cash held in the Trust Account will be approximately $[●] at the time of the Extraordinary General Meeting (before deduction of taxes payable, if any). The closing price of the Public Shares on NASDAQ on [*], 2026, the most recent practicable closing price prior to the mailing of this Proxy Statement, was $[*]. We cannot assure shareholders that they will be able to sell their shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our securities when such shareholders wish to sell their shares.

If you exercise your redemption rights, you will be exchanging your ordinary shares for cash and will no longer own the shares. You will be entitled to receive cash for these shares only if you properly demand redemption and tender your Public Shares (and/or deliver your share certificate(s) (if any) and other redemption forms) to our transfer agent prior to the vote on the Extension Amendment Proposal at the Extraordinary General Meeting. We anticipate that a Public Shareholder who tenders Public Shares (and/or deliver share certificate(s) (if any) and other redemption forms) for redemption in connection with the vote to approve the Extension Amendment Proposal would receive payment of the redemption price for such shares soon after the completion of the Extension Amendment.

The Board’s Recommendation for the Extension Amendment Proposal

As discussed below, after careful consideration of all relevant factors, our board has determined that the Extension Amendment Proposal is in the best interests of the Company and its shareholders. We expect that our board will approve and declare advisable adoption of the Extension Amendment Proposal and recommend in the definitive proxy statement that you vote “FOR” such Proposal.

Our Articles currently provide that we have until February 10, 2027 to complete our initial business combination under its terms. Our Articles further provide that if our shareholders approve an amendment to our Articles that would affect the substance or timing of our obligation to redeem all of our Public Shares if we do not complete our initial business combination before February 10, 2027, we will provide our Public Shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned thereon which such interest shall be net of Permitted Withdrawals, divided by the number of then outstanding Public Shares. Our board believes that this provision of the Articles was included to protect our shareholders from having to sustain their investments for an unreasonably long period if we failed to find a suitable business combination in the timeframe contemplated by the Articles.

We believe that it is in the best interests of our shareholders to amend the date that we have to complete a business combination to the Amended Date, or such earlier date as determined by the board, in its sole discretion, in order to allow us the flexibility to allow the board, in its sole discretion, to elect to wind up the Company at a date earlier than the Amended Date if the board determines such action to be in the best interests of our shareholders.

After careful consideration of all relevant factors, our board determined that the Extension Amendment Proposal is in the best interests of the Company and its shareholders.

Vote Required for Approval

The approval of the Extension Amendment Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of at least a two-thirds (2/3) majority of the votes cast by the holders of the issued ordinary shares who are present in person (including virtually) or represented by proxy and, being entitled to do so, vote thereon at the Extraordinary General Meeting.

If you do not want the Extension Amendment Proposal to be approved, you must vote “AGAINST” the proposal. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, as a matter of Cayman Islands law, will not constitute votes cast at the Extraordinary General Meeting and therefore will have no effect on the approval of the Extension Amendment Proposal.

Resolution

The full text of the resolution to be voted upon is as follows:

“RESOLVED, as a special resolution that: Articles 51.7 and 51.8 of the Amended and Restated Articles of Association of the Company be deleted in its entirety and replaced as follows:

51.7 In the event that the Company does not consummate a Business Combination within [x] months from the consummation of the IPO, such earlier time as the Directors may approve or such later time as the Members may approve in accordance with the Articles, the Company shall, as promptly as reasonably possible:

(a)	cease all operations except for the purpose of winding up;

(b)	redeem the Public Shares, at a per-Share price, payable in cash (“Automatic Redemption”), equal to the aggregate amount then on deposit in the Trust Account (including any interest earned on the Trust Account, such interest net of any Permitted Withdrawals and up to US$100,000 to pay dissolution expenses), divided by the number of then issued Public Shares, which redemption will constitute full and complete payment for such Public Shares and completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions or other distributions, if any); and

(c)	as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve, subject always to any obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of Applicable Law.

51.8 In the event that any amendment is made to the Articles:

(a)	to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem one hundred (100) per cent of the Public Shares if the Company has not consummated a Business Combination within [x] months from the consummation of the IPO, such earlier time as the Directors may approve or such later time as the Members may approve in accordance with the Articles; or

(b)	with respect to any other material provisions relating to Members’ rights or pre-initial Business Combination activity,

each holder of Public Shares who is not the Sponsor, a Founder, Officer or Director shall be provided with the opportunity to redeem their Public Shares upon the effectiveness of any such amendment at a per-Share price, payable in cash (“Amendment Redemption”), equal to the aggregate amount then on deposit in the Trust Account (including any interest earned on the Trust Account, such interest net of any Permitted Withdrawals), divided by the number of then outstanding Public Shares subject always to any obligations under Cayman Islands law.

Recommendation of the Board

We expect that our board will unanimously recommend in the definitive proxy statement that our shareholders vote “FOR” the approval of the Extension Amendment Proposal.

PROPOSAL NO. 2 — THE DIRECTOR PROPOSAL

At the Extraordinary General Meeting, the holders of the Company’s Class B ordinary shares (our Founder Shares) are being asked to re-appoint each of [*] as directors to serve in accordance with the Articles until his respective successor is appointed and qualified.

The approval of the Director Proposal requires an ordinary resolution of the holders of our Class B ordinary shares only; prior to the closing of an initial business combination, holders of our Class A ordinary shares have no right to vote on the appointment of any director. The Sponsor holds approximately [*]% of our outstanding Class B ordinary shares and has informed us that it intends to vote in favor of the Director Proposal.

Vote Required for Approval

The Director Proposal must be approved as an ordinary resolution of the holders of our Class B ordinary shares under the Articles, being a resolution passed by a simple majority of the votes cast by such shareholders who are entitled to vote in person (including virtually) or by proxy at the Extraordinary General Meeting. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.

The Director Proposal is not conditioned on any other proposal.

Resolution

“RESOLVED, as an ordinary resolution of the holders of Class B ordinary shares of the Company THAT [*] each be and is hereby re-appointed as a director of the Company, to hold office in accordance with the amended and restated memorandum and articles of association of the Company.”

Recommendation of the Board

Our Board unanimously recommends that the holders of OUR Class B ordinary shares vote “FOR” the approval of the Director Proposal.

PROPOSAL NO. 3 — THE AUDITOR PROPOSAL

We are asking our shareholders to ratify the selection by our Audit Committee of RBSM LLP (“RBSM”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm. The Audit Committee is not bound by the outcome of this vote. However, if the shareholders do not direct, in the manner set forth herein, the ratification of the selection of RBSM to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, our Audit Committee intends to reconsider the selection of RBSM as the Company’s independent registered public accounting firm.

The following is a summary of fees paid to RBSM for services rendered.

Audit Fees

Audit fees consist of fees for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings. The aggregate fees of RBSM for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC for the period from April 29, 2025 (inception) through December 31, 2025, totaled $[*].

Audit-Related Fees

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We did not pay RBSM for any audit-related fees for the period from April 29, 2025 (inception) through December 31, 2025.

Tax Fees

Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice. We did not pay RBSM for tax services, planning or advice for the period from April 29, 2025 (inception) through December 31, 2025.

All Other Fees

All other fees consist of fees billed for all other services. We did not pay RBSM for any other services for the period from April 29, 2025 (inception) through December 31, 2025.

Our audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by [*], including the fees and terms thereof (subject to the de minimus exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit). The audit committee may form and delegate authority to one or more of its members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such members to grant pre-approvals shall be presented to the audit committee at its next scheduled meeting.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution, that

the ratification of the selection by our Audit Committee of RBSM LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 be confirmed, ratified and approved in all respects.”

Vote Required for Approval

The Auditor Proposal is not required to be approved by ordinary resolution under Cayman Islands law and will be approved by the affirmative vote of a majority of the votes cast by the holders of the issued ordinary shares who are present in person (including virtually) or represented by proxy and, being entitled to do so, vote thereon at the Extraordinary General Meeting.

If you do not want the Auditor Proposal to be approved, you must vote “AGAINST” the proposal. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, as a matter of Cayman Islands law, will not constitute votes cast at the Extraordinary General Meeting and therefore will have no effect on the approval of the Auditor Proposal.

Recommendation

We expect that the Board will recommend in the definitive proxy statement that you vote “FOR” the ratification of the selection by our Audit Committee of RBSM LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

PROPOSAL NO. 4 — THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow our board an ordinary resolution to adjourn the Extraordinary General Meeting to a later date or dates to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the foregoing proposals. In no event will our board adjourn the Extraordinary General Meeting for more than 30 days.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our shareholders, our board may not be able to approve an ordinary resolution to adjourn the Extraordinary General Meeting to a later date or dates in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal, the Director Proposal and the Auditor Proposal.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the foregoing proposals be confirmed, ratified and approved in all respects.”

Vote Required for Approval

The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the votes cast by the holders of the issued ordinary shares who are present in person (including virtually) or represented by proxy and, being entitled to do so, vote thereon at the Extraordinary General Meeting.

If you do not want the Adjournment Proposal to be approved, you must vote “AGAINST” the proposal. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, as a matter of Cayman Islands law, will not constitute votes cast at the Extraordinary General Meeting and therefore will have no effect on the approval of the Adjournment Proposal.

Recommendation of the Board

If presented, we expect that our board will unanimously recommend in the definitive proxy statement that our shareholders vote “FOR” the approval of the Adjournment Proposal.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR SHAREHOLDERS EXERCISING REDEMPTION RIGHTS

The following is a discussion of certain material U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) that make an Election if the Amendment is implemented. This discussion applies only to Public Shares that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to particular holders in light of their particular circumstances or status, including the different consequences that may apply if you are subject to special rules under U.S. federal income tax law that apply to certain types of investors, such as:

●	the Sponsor or our directors and officers;

●	banks, financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market method of accounting;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies or real estate investment trusts;

●	U.S. expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of all classes of our shares;

●	persons that acquired Ordinary Shares pursuant to an exercise of employee share options or upon payout of a restricted share unit, in connection with employee share incentive plans or otherwise as compensation or in connection with the performance of services;

●	persons that hold Public Shares as part of a straddle, constructive sale, hedging, wash sale, conversion or other integrated or similar transaction; or

●	persons whose functional currency is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

We have not and do not intend to seek any rulings from the Internal Revenue Service (the “IRS”) regarding the exercise of redemption rights. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

This discussion does not consider the tax treatment of partnerships or other pass-through entities (including S corporations) or persons who hold our securities through such entities. If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds Public Shares, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any Public Shares and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of an Election to them.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH AN EXERCISE OF REDEMPTION RIGHTS PURSUANT TO AN ELECTION. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF AN EXERCISE OF REDEMPTION RIGHTS, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

As used herein, a “U.S. Holder” is a beneficial owner of Public Shares who or that is, for U.S. federal income tax purposes:

1.	an individual citizen or resident of the United States,

2.	a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia,

3.	an estate whose income is subject to U.S. federal income tax regardless of its source, or

4.	a trust if (i) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

For purposes of this discussion, because any unit consisting of one Public Share, one-half of one warrant and one right is separable at the option of the holder, we are treating each Public Share, one-half of one warrant and one right held by a holder in the form of a single unit as separate instruments and are assuming that the unit itself will not be treated as an integrated instrument. Accordingly, consistent with the foregoing treatment, the cancellation or separation of the units in connection with the exercise of redemption rights generally should not be a taxable event for U.S. federal income tax purposes. This position is not free from doubt, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position.

Redemption of Public Shares

In addition to the passive foreign investment company (“PFIC”) considerations discussed below under “— PFIC Considerations,” the U.S. federal income tax consequences of the redemption of a U.S. Holder’s Public Shares pursuant to an Election will depend on whether the redemption qualifies as a sale of such shares redeemed under Section 302 of the Code or is treated as a distribution under Section 301 of the Code.

If the redemption qualifies as a sale of Public Shares, a U.S. Holder will be treated as described below under the section entitled “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Public Shares.” If the redemption does not qualify as a sale of Public Shares, a U.S. Holder will be treated as receiving a distribution with the tax consequences described below under the section entitled “— Taxation of Distributions.”

The redemption of Public Shares will generally qualify as a sale of the Public Shares that are redeemed if such redemption (1) is “substantially disproportionate” with respect to the redeeming U.S. Holder, (2) results in a “complete termination” of such U.S. Holder’s interest or (3) is “not essentially equivalent to a dividend” with respect to such U.S. Holder. These tests are explained more fully below.

For purposes of such tests, a U.S. Holder takes into account not only Ordinary Shares actually owned by such U.S. Holder, but also Ordinary Shares that are constructively owned by such U.S. Holder under certain attribution rules set forth in the Code. A redeeming U.S. Holder may constructively own, in addition to Ordinary Shares owned directly, Ordinary Shares owned by certain related individuals and entities in which such U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any Ordinary Shares such U.S. Holder has a right to acquire by exercise of an option, which would generally include shares which could be acquired pursuant to the exercise of the warrants.

The redemption of Public Shares will generally be “substantially disproportionate” with respect to a redeeming U.S. Holder if the percentage of the relevant entity’s outstanding voting shares that such U.S. Holder actually or constructively owns immediately after the redemption is less than 80% of the percentage of the relevant entity’s outstanding voting shares that such U.S. Holder actually or constructively owned immediately before the redemption and less than 50% of the total combined voting power of the Company. Prior to an initial business combination, the Public Shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of such U.S. Holder’s interest if either (1) all of the Ordinary Shares actually or constructively owned by such U.S. Holder are redeemed or (2) all of the Ordinary Shares actually owned by such U.S. Holder are redeemed and such U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of the Ordinary Shares owned by certain family members and such U.S. Holder does not constructively own any other Ordinary Shares. The redemption of Public Shares will not be essentially equivalent to a dividend if it results in a “meaningful reduction” of such U.S. Holder’s proportionate interest in the relevant entity. Whether the redemption will result in a meaningful reduction in such U.S. Holder’s proportionate interest will depend on the particular facts and circumstances applicable to it. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the redemption of Public Shares will be treated as a distribution to the redeemed holder and the tax effects to such U.S. holder will be as described below under the section entitled “— Taxation of Distributions.” After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Public Shares will be added to such holder’s adjusted tax basis in its remaining shares, or, if it has none, to such holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by it.

Whether a redemption satisfies one or more of the foregoing tests will generally depend upon a U.S. Holder’s particular circumstances. This determination may, in appropriate circumstances, take into account other acquisitions or dispositions of the Company’s securities that occur as part of a plan that includes such redemption.

U.S. Holders who actually or constructively own at least five percent (5%) by vote or value (or, if the Public Shares are not then considered to be publicly traded, at least one percent (1%) by vote or value) or more of the total outstanding Ordinary Shares may be subject to special reporting requirements with respect to a non-liquidating redemption of Public Shares, and such holders should consult with their tax advisors with respect to their reporting requirements.

Taxation of Distributions

Subject to the PFIC rules discussed below under “— PFIC Considerations,” if the redemption of a U.S. Holder’s Public Shares is treated as a distribution, as discussed above, such distribution will generally be treated as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. In such a case, such dividends paid to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period requirements are satisfied. With respect to non-corporate U.S. Holders, dividends will generally constitute “qualified dividends” that are taxed at preferential long-term capital gains rates only if (i) the Public Shares are readily tradable on an established securities market in the United States or (ii) we are eligible for the benefits of an applicable income tax treaty, in each case, provided that we are not treated as a PFIC in the taxable year in which the dividend was paid or in any previous year and certain holding period and other requirements are met. Because we believe it is likely that we were a PFIC for our prior taxable year ended December 31, 2025, it is likely that the lower applicable long-term capital gains rate would not apply to any redemption proceeds treated as a distribution. Moreover, it is unclear whether redemption rights with respect to the Public Shares may prevent the holding period of such shares from commencing prior to the termination of such rights. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for any redemption treated as a dividend with respect to Public Shares.

Distributions in excess of current and accumulated earnings and profits will generally constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in such U.S. Holder’s Public Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of such Public Shares and will be treated as described below under the section entitled “— Certain U.S. Federal Income Tax Considerations to U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Public Shares.” After the application of those rules, any remaining tax basis of the U.S. Holder in the Public Shares will be added to the U.S. Holder’s adjusted tax basis in its remaining Public Shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its public warrants or possibly in other shares constructively owned by it.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Public Shares

Subject to the PFIC rules discussed below under “— PFIC Considerations,” if the redemption of a U.S. Holder’s Public Shares is treated as a sale or other taxable disposition, as discussed above, a U.S. Holder will generally recognize capital gain or loss in an amount equal to the difference between (1) the amount of cash received in such redemption and (2) the U.S. Holder’s adjusted tax basis in the Public Shares redeemed. A U.S. Holder’s adjusted tax basis in its Public Shares generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a Public Share or the U.S. Holder’s initial basis for the Public Shares received upon exercise of a whole warrant or conversion of rights) less any prior distributions treated as a return of capital.

Under tax law currently in effect, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Ordinary Shares exceeds one year. However, it is unclear whether the redemption rights with respect to the Public Shares may prevent the holding period of the Public Shares from commencing prior to the termination of such rights. The deductibility of capital losses is subject to various limitations. U.S. Holders who hold different blocks of Public Shares (Public Shares purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF A REDEMPTION OF ALL OR A PORTION OF THEIR PUBLIC SHARES PURSUANT TO AN EXERCISE OF REDEMPTION RIGHTS.

PFIC Considerations

A foreign corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

Pursuant to a “startup exception,” a foreign corporation will not be a PFIC for the first taxable year the foreign corporation has gross income (the “startup year”) if (1) no predecessor of the foreign corporation was a PFIC; (2) the foreign corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (3) the foreign corporation is not in fact a PFIC for either of those years.

Based upon the composition of our income and assets, and our expectations regarding the timing of the completion of the Business Combination, we believe that we will not be eligible for the startup exception and therefore that we have been a PFIC since our first taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in a U.S. Holder’s holding period for Public Shares and the U.S. Holder did not make a timely and effective “qualified electing fund” election for each of our taxable years as a PFIC in which the U.S. Holder held (or was deemed to hold) Public Shares (a “QEF Election”), a QEF Election along with a purging election, or a “mark-to-market” election, then such U.S. Holder will generally be subject to special and adverse rules (the “Default PFIC Regime”) with respect to: (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Public Shares; and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of its Public Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such Public Shares).

Under the Default PFIC Regime:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for its Public Shares;

●	the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which we are a PFIC, will be taxed as ordinary income;

●	the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to such U.S. Holder’s other items of income and loss for such taxable year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year of such U.S. Holder.

THE PFIC RULES ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE PFIC RULES TO THE REDEMPTION OF PUBLIC SHARES, INCLUDING WHETHER A QEF ELECTION, A PURGING ELECTION, A MARK-TO-MARKET ELECTION OR ANY OTHER ELECTION IS AVAILABLE AND THE CONSEQUENCES TO THEM OF MAKING OR HAVING MADE ANY SUCH ELECTION AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

Backup Withholding

In general, proceeds received from the exercise of redemption rights will be subject to backup withholding for a non-corporate U.S. Holder that:

●	fails to provide an accurate taxpayer identification number;

●	is notified by the IRS regarding a failure to report all interest or dividends required to be shown on his or her federal income tax returns; or

●	in certain circumstances, fails to comply with applicable certification requirements.

Any amount withheld under these rules will be creditable against the U.S. Holder’s or Non-U.S. Holder’s U.S. federal income tax liability or refundable to the extent that it exceeds this liability, provided that the required information is timely furnished to the IRS and other applicable requirements are met.

AS PREVIOUSLY NOTED ABOVE, THE FOREGOING DISCUSSION OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY HOLDER. WE URGE YOU TO CONSULT WITH YOUR TAX ADVISER TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU (INCLUDING THE APPLICATION AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX LAWS) OF THE RECEIPT OF CASH IN EXCHANGE FOR SHARES IN THE CONNECTION WITH THE EXTENSION AMENDMENT PROPOSAL AND ANY REDEMPTION OF YOUR PUBLIC SHARES.

THE EXTRAORDINARY GENERAL MEETING

Date, Time and Place. The Extraordinary General Meeting in lieu of annual meeting will be held at 10:00 a.m. (Eastern Time) on December 22, 2026 at [address] and virtually via live webcast at [*]. The sole purpose of the Extraordinary General Meeting is to consider and vote upon the Proposals.

Voting Power; Record Date. You will be entitled to vote or direct votes to be cast at the Extraordinary General Meeting, if you owned the ordinary shares at the close of business on November 16, 2026, the record date for the Extraordinary General Meeting. You will have one vote per Proposal for each ordinary share you owned at that time. The Company warrants and rights do not carry voting rights.

Votes Required. The approval of the Extension Amendment Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of at least a two-thirds (2/3) majority of the votes cast by the holders of the ordinary shares, voting as a single class, who are present in person (including virtually) or represented by proxy and, being entitled to do so, vote thereon at the Extraordinary General Meeting. The Auditor Proposal and the Adjournment Proposal each requires the affirmative vote of at least a majority of the votes cast by the holders of the issued ordinary shares who are present in person (including virtually) or represented by proxy and, being entitled to do so, vote thereon at the Extraordinary General Meeting (which constitutes an ordinary resolution under Cayman Islands law). The Adjournment Proposal will only be put forth for a vote if there are not sufficient votes to approve the Proposals at the Extraordinary General Meeting.

Pursuant to the Articles, the approval of the Director Proposal requires an ordinary resolution of the holders of the Company’s Founder Shares, being the affirmative vote of the holders of a majority of those Founder Shares as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, at the Extraordinary General Meeting. The holders of Public Shares will have no right to vote on the Director Proposal, in accordance with Article 31.1 of the Articles.

On the record date of the Extraordinary General Meeting, there were [*] Class A ordinary shares and [*] Class B ordinary shares issued and outstanding. The Founder Shares carry voting rights in connection with the Proposals, and we have been informed by our Sponsor and directors and advisors that hold Founder Shares that they intend to collectively vote all their Founder Shares in favor of each of the Proposals.

If you do not want the Extension Amendment Proposal to be approved, you must vote “AGAINST” such Proposal. If the Extension Amendment Proposal is approved and the related amendments implemented, then the Withdrawal Amount will be withdrawn from the Trust Account and paid pro rata to the redeeming holders. You will still be entitled to make the Election if you vote against, abstain or do not vote on the Extension Amendment Proposal.

An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting and will have no effect on the outcome of the vote on the Extension Amendment Proposal or the Adjournment Proposal.

Proxies; Board Solicitation; Proxy Solicitor. Your proxy is being solicited on behalf of our board on the Proposals being presented to shareholders at the Extraordinary General Meeting. We have engaged [●] to assist in the solicitation of proxies for the Extraordinary General Meeting. No recommendation is being made as to whether you should elect to redeem your shares. Proxies may be solicited in person, by telephone or other means of communication. If you grant a proxy, you may still revoke your proxy and vote your shares virtually at the Extraordinary General Meeting. You may contact [●] at:

[●]

Required Vote

The approval of the Extension Amendment Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of at least a two-thirds (2/3) majority of the votes cast by the holders of the ordinary shares, voting as a single class, who are present in person (including virtually) or represented by proxy and, being entitled to do so, vote thereon at the Extraordinary General Meeting. The Auditor Proposal and the Adjournment Proposal each requires the affirmative vote of at least a majority of the votes cast by the holders of the issued ordinary shares who are present in person (including virtually) or represented by proxy and, being entitled to do so, vote thereon at the Extraordinary General Meeting (which constitutes an ordinary resolution under Cayman Islands law). Pursuant to the Articles, the approval of the Director Proposal requires an ordinary resolution of the holders of the Company’s Founder Shares, being the affirmative vote of the holders of a majority of those Founder Shares as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, at the Extraordinary General Meeting. The holders of Public Shares will have no right to vote on the Director Proposal, in accordance with Article 31.1 of the Articles. The Adjournment Proposal will only be put forth for a vote if there are not sufficient votes to approve the Extension Amendment Proposal or the Director Proposal, Auditor Proposal at the Extraordinary General Meeting.

If the Extension Amendment Proposal is not approved or not implemented and we do not consummate our initial business combination by February 10, 2027, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of Permitted Withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. We cannot assure you that the per share distribution from the Trust Account, if we liquidate, will not be less than $10.00 due to unforeseen claims of creditors. There will be no redemption rights or liquidating distributions with respect to our warrants or rights, which will expire worthless in the event of our winding up. In the event of a liquidation, holders, including our Sponsor, of Founder Shares, will not receive any monies held in the Trust Account as a result of their ownership of Founder Shares.

In addition, our Sponsor, directors, officers, advisors or any of their affiliates may purchase Public Shares in privately negotiated transactions or in the open market prior to the Extraordinary General Meeting. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase Public Shares in such transactions. Any such purchases that are completed after the record date for the Extraordinary General Meeting may include an agreement with a selling shareholder that such shareholder, for so long as it remains the record holder of the shares in question, will vote in favor of each of the Proposals and/or will not exercise its redemption rights with respect to the shares so purchased. The purpose of such share purchases and other transactions would be to increase the likelihood that the Proposals are approved by the requisite number of votes. In the event that such purchases do occur, the purchasers may seek to purchase shares from shareholders who would otherwise have voted against the Proposals and/or elected to redeem their shares for a portion of the Trust Account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per- share pro rata portion of the Trust Account. Any Public Shares held by or subsequently purchased by our affiliates may be voted in favor of each of the Proposals. Our Sponsor, directors, officers, advisors and their affiliates will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act.

Interests of Our Sponsor, Directors and Officers

When you consider the recommendation of our board, you should keep in mind that our Sponsor, directors and officers have interests that may be different from, or in addition to, your interests as a shareholder. These interests include, among other things, the interests listed below:

●	If the Extension Amendment Proposal is not approved and if we do not consummate our initial business combination transaction by February 10, 2027, we would: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of Permitted Withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the 4,312,500 Founder Shares and 175,000 Private Placement Units owned by our Sponsor would be worthless because following the redemption of the Public Shares, we would likely have few, if any, net assets and because our Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares and the Private Placement Units if we fail to complete our initial business combination within the required period.

●	Our directors and executive officers may continue to be directors and officers of any acquired business after the consummation of an initial business combination, including the Transaction. As such, in the future, if they continue as directors and officers following such initial business combination, including the Transaction, our directors and executive officers will receive any cash fees, share options or share awards that a post-business combination board of directors determines to pay to its directors and officers.

●	In order to protect the amounts held in the Trust Account, our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share and (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding beneficial ownership of our ordinary shares as of November 16, 2026 by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

●	each of our executive officers and directors; and

●	all executive officers and directors as a group.

Name and Address of Beneficial Owner	Class A Ordinary Shares Beneficially Owned	Class B Ordinary Shares Beneficially Owned	% Class A	% Total
Crown Acquisition Sponsor LLC(1) c/o Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands	—	4,312,500	—	18.7%
Prashant Patel(2) c/o Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands	—	—	—	—
Eric Sherb(1)(2) c/o Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands	—	—	—	—
Michael L. Peterson	—	—	—	—
Donald G. Fell	—	—	—	—
Avinash Wadhwani	—	—	—	—
Mayur Doshi	—	—	—	—
All directors and officers as a group (6 persons)	—	4,312,500	—	18.7%

(1)	Crown Acquisition Sponsor LLC is the Sponsor. Eric Sherb is the managing member of Crown Acquisition Sponsor LLC and has voting and investment control over the securities held by the Sponsor.

Polaris Advisory Partners purchased 200,000 Private Placement Units at $8.00 per unit simultaneously with the closing of our IPO. The Private Placement Units consist of Class A ordinary shares and rights and do not include warrants. Polaris Advisory Partners is deemed to beneficially own the [200,000] Class A ordinary shares underlying its Private Placement Units. The address of Polaris Advisory Partners is c/o Kingswood Capital Partners, 150 East 58th Street, New York, NY 10155.

As of the date of this Proxy Statement, we are not aware of any person or entity (other than the Sponsor, with respect to the Class B ordinary shares) who beneficially owns 5% or more of our outstanding ordinary shares. However, following the IPO, institutional and other investors may have accumulated positions in our Class A ordinary shares. Any such holders who beneficially own 5% or more of our outstanding ordinary shares would be required to file a Schedule 13D or 13G with the SEC disclosing such ownership within the applicable time period.

(2)	The percentages shown are as of November 16, 2026. Beneficial ownership excludes shares subject to issuance upon exercise of warrants, conversion of rights, or conversion of Founder Shares.

Equity Compensation Plan Information

We do not have any equity compensation plans in place. We do not have any options, warrants or other convertible securities outstanding that were issued pursuant to equity compensation plans approved or not approved by our shareholders, other than the warrants and rights issued as part of our IPO and Private Placement Units.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this Proxy Statement to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if shareholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the shareholders should follow the instructions described below. Similarly, if an address is shared with another shareholder and together both of the shareholders would like to receive only a single set of our disclosure documents, the shareholders should follow these instructions:

●	if the shares are registered in the name of the shareholder, the shareholder should contact us at our offices at 8913 Regents Park Drive, Suite #550 Tampa, FL 33647, to inform us of the shareholder’s request; or

●	if a bank, broker or other nominee holds the shares, the shareholder should contact the bank, broker or other nominee directly.

FUTURE SHAREHOLDER PROPOSALS

If the Extension Amendment Proposal is approved and the Amendment is implemented, we anticipate that we will hold another Extraordinary General Meeting before the Amended Date to consider and vote upon approval of our initial business combination and other related matters. Accordingly, if we consummate a business combination within the required timeframe, the Company’s next annual general meeting will be held at a future date to be determined by the post-business combination company. If the Extension Amendment Proposal is not approved, or if it is approved but we do not consummate a business combination before the Amended Date or such earlier date as determined by the board, in its sole discretion, the Company will dissolve and liquidate and there will be no annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this Proxy Statement, at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this Proxy Statement or if you have questions about the Proposals to be presented at the Extraordinary General Meeting, you should contact our proxy solicitation agent at the following address and telephone number:

[●]

You may also obtain these documents by requesting them in writing from us by addressing such request to our Secretary at Crown Reserve Acquisition Corp. I, 8913 Regents Park Drive, Suite #550 Tampa, FL 33647.

If you are a shareholder of the Company and would like to request documents, please do so by December 15, 2026 (five business days prior to the date of the Extraordinary General Meeting), in order to receive them before the Extraordinary General Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

ANNEX A

PROPOSED AMENDMENT TO

THE

AMENDED AND RESTATED MEMORANDUM

AND ARTICLES OF ASSOCIATION

OF

CROWN RESERVE ACQUISITION CORP. I

A-1